Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251359

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2023

Preliminary Prospectus Supplement

(to Prospectus dated December 15, 2020)

76,500,000 American Depositary Shares

Representing 535,500,000 Class A Ordinary Shares

iQIYI, Inc.

This prospectus supplement relates to an offering by us of an aggregate of 76,500,000 American depositary shares, or ADSs, each representing seven Class A ordinary shares, par value US$0.00001 per share, of iQIYI, Inc. Our ADSs are listed on The Nasdaq Global Select Market under the symbol “IQ.” The last reported sale price of our ADSs on The Nasdaq Global Select Market on January 13, 2023 was US$6.69 per ADS.

Investing in the ADSs involves risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the ADSs.

iQIYI, Inc. is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in the variable interest entities, or the VIEs. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs with which we have maintained contractual arrangements and their subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services and certain other businesses. Accordingly, we operate these businesses in China through the VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, the VIEs and their nominee shareholders to control the business operations of the VIEs. The VIEs are consolidated for accounting purposes, but are not entities in which our Cayman Islands holding company, or our investors, own equity. Revenues contributed by the VIEs accounted for 93%, 92%, 94% of our total revenues for the years ended December 31, 2019, 2020 and 2021, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “iQIYI” refers to iQIYI, Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIEs in China, including Beijing iQIYI Science and Technology Co., Ltd. (“Beijing iQIYI”), Shanghai iQIYI Culture Media Co., Ltd. (“Shanghai iQIYI”) and Shanghai Zhong Yuan Network Co., Ltd. (“Shanghai Zhong Yuan”), iQIYI Pictures (Beijing) Co., Ltd. (“iQIYI Pictures”) and Beijing iQIYI Intelligent Entertainment Technology Co., Ltd., (“Intelligent Entertainment”). Investors in the ADSs are not purchasing equity interest in the VIEs in China, but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to form effective control over the relevant VIEs through the contractual arrangements, or how contractual arrangements in the context of a the VIEs should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the court will rule in favor of the enforceability of the VIEs contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be materially adversely affected. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 Form 20-F”), which is incorporated by reference in the accompanying prospectus, and “Risk Factors — Risks Relating to This Offering” in this prospectus supplement.

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. As of the date of this prospectus supplement, to our best knowledge, our directors and management, the contractual arrangements with the VIEs have not been tested in a court of law in the PRC. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Our Cayman Islands holding company, our PRC subsidiaries and the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “—Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” in the 2021 Form 20-F, which is incorporated by reference in the accompanying prospectus.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments or financing, or list on a United States or other foreign exchange. In addition, trading in our securities on U.S. markets, including Nasdaq, may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”), including our auditor. On April 21, 2022, we were identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA for the fiscal year ended December 31, 2022 after we file our annual report on Form 20-F for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For a detailed description of risks related to doing business in China, “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2021 Form 20-F, which is incorporated by reference in the accompanying prospectus, and “Risk Factors — Risks Relating to Doing Business in China” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the issuance of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

PRICE US$                 PER ADS

	Per ADS	Total
Public offering price	US$	US$
Underwriting discounts and commissions	US$	US$
Proceeds to the us (before expenses)(1)	US$	US$

(1)	See “Underwriting” beginning on page S-64 of this prospectus supplement for a description of the compensation payable to the underwriters.

The underwriters have an option to purchase up to an aggregate of 11,475,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

The underwriters expect to deliver the ADSs against payment in New York, New York on or about                 , 2023.

BofA Securities	Goldman Sachs	J.P. Morgan

Prospectus Supplement dated                , 2023

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our ADSs and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless otherwise indicated and except where the context otherwise requires, all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed herein are due to rounding, and in this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to our American depositary shares, each of which represents seven Class A ordinary shares;

•	“AI” refers to artificial intelligence;

•

“Average daily number of total subscribing members” for a given period is calculated by averaging the number of total subscribing members, including individuals with trial membership, in each day of such period;

•

“Average daily number of subscribing members excluding individuals with trial memberships” for a given period is calculated by averaging the number of subscribing members excluding individuals with trial memberships in each day of such period;

•

“Monthly ARM” refers to average revenue per membership during a month. Monthly ARM is calculated by dividing our total revenues from membership services during a given period by the average daily number of total subscribing members and the number of months during such period;

•	“Baidu” refers to Baidu, Inc., our parent company and controlling shareholder;

•	“bullet chat” known as Danmu in Chinese, refers to a form of video commentary used on online videos. Bullet chats are comments that appear directly on the video in real-time;

•

“China” or “PRC” refers to the People’s Republic of China and only in the context of describing PRC laws, regulations and other legal or tax matters in this prospectus supplement, excludes Hong Kong, Macau and Taiwan;

•	“IP” refers to intellectual property;

•	“IT” refers to information technology;
•	“RMB” and “Renminbi” refer to the legal currency of China;

•	“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value $0.00001 per share;

•

“subscribing members,” refers to the individuals who subscribed for our membership packages during a given period, including individuals with trial membership, and excluding individuals who pay for video on-demand services or stand-alone packages for sports paid content, online literature or online games; subscribing members are calculated using the number of unique iQIYI user accounts that have subscribed for the relevant services;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

S-ii

•	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

•	“video views” refers to the number of times a video is launched on our platform, regardless of time spent viewing the video;

•	“WAP” refers to wireless application protocol; and

•

“we,” “us,” “our company” and “our” refer to iQIYI, Inc., a Cayman Islands exempted company with limited liability, and its subsidiaries, and, in the context of describing our operations and combined and consolidated financial information, also include the VIEs in the PRC that we control through a series of contractual arrangements.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at RMB7.1135 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2022. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.

This prospectus supplement contains information and statistics relating to China’s economy and the industries in which we operate derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us, the underwriters or any of their respective affiliates or advisers. The information in such sources may not be consistent with our internal operating data and other information compiled in or outside of China.

S-iii

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information.

Our annual report on Form 20-F for the fiscal year ended December 31, 2021 originally filed with the SEC on March 28, 2022 (File No. 001-38431), or our 2021 Form 20-F, and our Report on Form 6-K furnished with the SEC on January 17, 2023 that attaches as exhibits our Unaudited Interim Condensed Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended September 30, 2021 and 2022, are incorporated by reference in the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under iQIYI, Inc., CIK number 0001722608.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

iQIYI, Inc.

3/F, iQIYI Youth Center

Yoolee Plaza, No.21, North Road of Workers’ Stadium, Chaoyang District

Beijing, 100027, People’s Republic of China

Tel: +86 10 6267-7171

Attention: Investor Relations Department

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein contain “forward-looking statements” within the meaning of, and are intended to qualify for the safe harbor from liability established by, the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “is/are likely to,” “project” or “continue” or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

•	our goals and strategies;

•	our ability to retain and increase the number of users, members and advertising customers, and expand our service offerings;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenues, costs or expenditures;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry;

•	general economic and business conditions globally and in China; and

•	assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein.

You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

S-v

MARKET AND INDUSTRY DATA

Market data and certain industry forecasts used in or incorporated into this prospectus supplement and in the documents incorporated by reference herein were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts, market research and publicly available information, while believed to be reliable, cannot be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties, and neither we nor the underwriters can guarantee the accuracy of such information.

S-vi

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs. You should read the entire prospectus supplement carefully, including the section titled “Risk Factors” of this prospectus supplement and under “Item 3.D. Key Information — Risk Factors” in our 2021 Form 20-F and the financial statements and the notes thereto of our company, which are incorporated by reference in this prospectus supplement, and the other financial information appearing elsewhere or incorporated by reference in this prospectus supplement.

Business Overview

iQIYI is a leading provider of online entertainment video services in China. Our platform features a variety of premium video content, in particular iQIYI original dramas and shows. With over 50 in-house studios spearheading our original content production, we are home to many acclaimed original drama series and variety show franchises, and have successfully serialized our original content into blockbuster sequels to accumulate and amplify IP value overtime. We attract a daily subscribing member base of more than 100 million, and our diversified monetization model includes membership services, online advertising services, content distribution, online games, IP licensing, talent agency, online literature, etc.

We have one of the largest subscribing member base among all internet video streaming services in China. In 2021, we achieved an average daily number of total subscribing members of 101.6 million and an average daily number of subscribing members excluding individuals with trial memberships of 100.8 million. In nine months ended September 30, 2022, the average daily number of total subscribing members and the number of subscribing members excluding individuals with trial memberships were 100.2 million and 99.6 million, respectively. The number of total subscribing members as of September 30, 2022 was 106.2 million. The monthly average revenue per membership (“ARM”) in the nine months ended September 30, 2022 was RMB14.37, compared to RMB13.57 for the same period in 2021, increasing 5.9% year over year. Our monthly ARM was RMB13.71 in 2021. Beyond our core focus on content, we have also crafted new strategies to attract more users to become our subscribing members through additional privileges to enhance the value of our membership.

Our total revenues increased by 2.5% from RMB28,993.7 million in 2019 to RMB29,707.2 million in 2020, and by 2.9% to RMB30,554.4 million in 2021. Our total revenues for the nine months ended September 30, 2022 was RMB21,404.7 million (US$3,009.0 million), as compared to RMB23,165.8 million in the same period of 2021. Our operating income was RMB528.9 million (US$74.3 million) with an operating income margin of 2.5% for the nine months ended September 30, 2022, compared to operating loss of RMB3,504.0 million with an operating loss margin of 15.1% in the same period in 2021. Our non-GAAP operating income was RMB1,194.7 million (US$168.0 million) with a non-GAAP operating income margin of 5.6% for the nine months ended September 30, 2022, compared to non-GAAP operating loss of RMB2,510.5 million with a non-GAAP operating loss margin of 10.8% in the same period in 2021. We had net losses of RMB10,276.7 million, RMB7,007.2 million, RMB6,108.5 million, RMB4,343.4 million and RMB422.4 million (US$59.4 million) in 2019, 2020, 2021 and the nine months ended September 30, 2021 and 2022, respectively.

Our Competitive Strengths

We have successfully built iQIYI into a widely-recognized brand among users, content partners and advertisers, and have redefined online entertainment in China. We believe our success to date is primarily attributable to the following key competitive strengths:

•	We have a massive and highly engaged user base

•	We have a deep and growing pool of subscribing members

•	We offer highly popular, trend-setting original content

•	We have a robust content ecosystem and vibrant content library featuring both premium and diversified content

•	We have extensive monetization opportunities

•	We have an innovative technology platform

•	We have a visionary management team

Our Strategies

We intend to pursue the following strategies to further solidify our market leadership and grow our business.

•	Enrich and expand our original content, broaden content formats and offerings, as well as enhance content qualities

•	Expand user and subscribing member base, and further enhance user experience and value perception by our members to drive subscription duration and average spending

•	Continue our technological innovations

•	Bolster our monetization channels

•	New businesses and strategic alliance

Our Holding Company Structure and Contractual Arrangements with the VIEs

iQIYI, Inc. is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in the VIEs. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs with which we have maintained contractual arrangements and their subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services and certain other businesses. Accordingly, we operate these businesses in China through the VIEs and their subsidiaries, and rely on contractual arrangements among our PRC subsidiaries, the VIEs and their nominee shareholders to control the business operations of the VIEs. The VIEs are consolidated for accounting purposes, but are not entities in which our Cayman Islands holding company, or our investors, own equity. Revenues contributed by the VIEs accounted for 93%, 92% and 94% of our total revenues for the years ended December 31, 2019, 2020 and 2021, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “iQIYI” refers to iQIYI, Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIEs in China, including Beijing iQIYI Science & Technology Co., Ltd. (“Beijing iQIYI”), Shanghai iQIYI Culture Media Co., Ltd. (“Shanghai iQIYI”) and Shanghai Zhong Yuan Network Co., Ltd. (“Shanghai Zhong Yuan”), iQIYI Pictures (Beijing) Co., Ltd. (“iQIYI Pictures”) and Beijing iQIYI Intelligent Entertainment Technology Co., Ltd., (“Intelligent Entertainment”). Investors in the ADSs are not purchasing equity interest in the VIEs in China, but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.

A series of contractual agreements, including loan agreement, share pledge agreement, exclusive purchase option agreement, business operation agreement, business cooperation agreement, commitment letter, shareholder voting rights trust agreement, exclusive technology consulting and services agreement, trademark license agreement, software usage license agreement, power of attorney and spousal consent letter, have been entered into by and among our subsidiaries, the VIEs and their respective shareholders. Terms contained in each set of contractual arrangements with the VIEs and their respective shareholders are substantially similar. Despite the lack of equity ownership, our Cayman Island holding company is considered the primary beneficiary of the VIEs and consolidates the VIEs and their subsidiaries as required by Accounting Standards Codification (“ASC”) topic 810, Consolidation. Accordingly, we treat the VIEs as our consolidated entities under U.S. GAAP and we consolidate the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. For more details of these contractual arrangements, see “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the Consolidated Affiliated Entities and Their Respective Shareholders” in our 2021 Form 20-F.

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to form effective control over the relevant VIEs through the contractual arrangements, or how contractual arrangements in the context of a consolidated affiliated entity should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the court will rule in favor of the enforceability of the consolidated affiliated entity contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be materially adversely affected. See “Item 3. Key Information — Risk Factors—Risks Related to Our Corporate Structure—We rely on contractual arrangements with the consolidated affiliated entities and their shareholders for our business operations, which may not be as effective as direct ownership in providing operational control” and “Item 3. Key Information — Risk Factors—Risks Related to Our Corporate Structure—The shareholders of the consolidated affiliated entity may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. As of the date of this prospectus supplement, to our best knowledge, our directors and management, the contractual arrangements with the VIE have not been tested in a court of law in the PRC. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Our Cayman Islands holding company, our PRC subsidiaries and the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. See “Item 3. Key Information — Risk Factors —Risks Related to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information — Risk

Factors —Risks Related to Our Corporate Structure—Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments or financing, or list on a United States or other foreign exchange. In addition, trading in our securities on U.S. markets, including Nasdaq, may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On April 21, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA for the fiscal year ended December 31, 2022 after we file our annual report on Form 20-F for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For a detailed description of risks related to doing business in China, “Item 3. Key Information — Risk Factors—Risks Related to Doing Business in China” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

PRC government’s authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Item 3. Key Information — Risk Factors—Risks Related to Doing Business in China—The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our securities. For more details, see “Item 3. Key Information — Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

History and Organizational Structure

We launched qiyi.com under the QIYI brand in April 2010 as an internet video streaming service in China. Our holding company, Ding Xin, Inc., was incorporated in November 2009 in the Cayman Islands. Ding Xin, Inc. was subsequently renamed Qiyi.com, Inc. in August 2010 and later iQIYI, Inc. in November 2017. QIYI was rebranded as iQIYI in November 2011.

In March 2010, we established a wholly-owned PRC subsidiary, Beijing QIYI Century Science & Technology Co., Ltd., or Beijing QIYI Century. In November 2011, we obtained control over Beijing Xinlian Xinde Advertisement Media Co., Ltd. and in May 2012 we renamed it Beijing iQIYI Science & Technology Co., Ltd., or Beijing iQIYI, to operate our internet video streaming services. In December 2012, Shanghai iQIYI Culture Media Co., Ltd., or Shanghai iQIYI, was established as our exclusive advertising agent. In May 2013, we acquired the online video business of PPS. We primarily provide live broadcasting service through Shanghai Zhong Yuan Network Co., Ltd., or Shanghai Zhong Yuan, the operating entity of PPS. We have control over and are the primary beneficiary of Beijing iQIYI, Shanghai iQIYI and Shanghai Zhong Yuan through a series of contractual arrangements. Beijing iQIYI and Shanghai Zhong Yuan hold our ICP licenses and other licenses and permits necessary for our business operation.

In May 2017, we established a wholly-owned Cayman Islands subsidiary, iQIYI Film Group Limited. Subsequently, we established iQIYI Film Group HK Limited in June 2017, and Beijing iQIYI New Media Science and Technology Co., Ltd., or iQIYI New Media, in July 2017. iQIYI Film Group Limited holds 100% of the equity of iQIYI Film Group HK Limited, which in turn holds 100% of equity in iQIYI New Media. iQIYI Pictures (Beijing) Co., Ltd., or iQIYI Pictures, was established in December 2014, and Beijing iQIYI Intelligent Entertainment Technology Co., Ltd., or Intelligent Entertainment (previously known as Beijing iQIYI Cinema Management Co., Ltd., or Beijing iQIYI Cinema), was established in June 2017. We are the primary beneficiary of iQIYI Pictures and Intelligent Entertainment through a series of contractual arrangements.

Between March 2010 and September 2014, Baidu made substantial investments in our company, and we issued ordinary shares and several series of preferred shares to Baidu Holdings. On March 29, 2018, our ADS commenced trading on the Nasdaq Global Select Market under the symbol “IQ.” On April 3, 2018, at the closing of our initial public offering, we issued and sold a total of 875,000,000 Class A ordinary shares, represented by ADSs at a public offering price of US$18.00 per ADS. On April 30, 2018, we issued and sold an additional 67,525,675 Class A ordinary shares, represented by ADSs at US$18.00 per ADS, at the closing of the option to purchase additional ADSs exercised by the underwriters of our initial public offering.

In December 2018, we completed an offering of US$750 million in aggregate principal amount of convertible senior notes due 2023, or the 2023 notes. The 2023 notes have been offered in the United States to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The initial conversion rate of the 2023 notes is 37.1830 ADSs per US$1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$26.89 per ADS and represents a conversion premium of approximately 40% above the closing price of the ADSs on November 29, 2018, which was US$19.21 per ADS). The conversion rate for the 2023 notes is subject to adjustment upon the occurrence of certain events. The 2023 notes bear interest at a rate of 3.75% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2019. The 2023 notes will mature on December 1, 2023, unless previously repurchased, redeemed or converted in accordance with their terms prior to such date. The holders may require us to repurchase all or a portion of the notes for cash on December 1, 2021, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. In connection with the offering of the 2023 notes, we entered into capped call transactions with certain counterparties, where we purchased capped call options at the price of US$67.5 million. The cap price of the capped call transactions is initially US$38.42 per ADS and is subject to adjustment under the terms of the capped call transactions.

In March 2019, we completed an offering of US$1.2 billion in aggregate principal amount of convertible senior notes due 2025, or the 2025 notes. The 2025 notes have been offered in the United States to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The initial conversion rate of the 2025 notes is 33.0003 ADSs per US$1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$30.30 per ADS and represents a conversion premium of 32.5% above the closing price of our ADSs on March 26, 2019, which was US$22.87 per ADS). The conversion rate for the 2025 notes is subject to adjustment upon the occurrence of certain events. The 2025 notes bear interest at a rate of 2.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019. The 2025 notes will mature on April 1, 2025, unless previously repurchased, redeemed or converted in accordance with their terms prior to such date. The holders may require us to repurchase all or a portion of the notes for cash on April 1, 2023, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. In connection with the offering of the 2025 notes, we entered into capped call transactions with certain counterparties, where we purchased capped call options at the price of US$84.5 million. The cap price of the capped call transactions is initially US$40.02 per ADS and is subject to adjustment under the terms of the capped call transactions.

In December 2020, we completed a registered public offering of US$800 million in aggregate principal amount of convertible senior notes due 2026, or the 2026 notes. The underwriters exercised their option in full to purchase an additional US$100 million aggregate principal amount of the 2026 notes in January 2021. The initial conversion rate of the 2026 notes is 44.8179 ADSs per US$1,000 principal amount of 2026 notes (which is equivalent to an initial conversion price of approximately US$22.31 per ADS and represents a conversion premium of approximately 27.5% over the price to public per ADSs in the ADSs offering concurrent with the offering of the 2026 notes, which was US$17.50 per ADS). The conversion rate for the 2026 notes is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The 2026 notes bear interest at a rate of 4.00% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2021. The 2026 notes will mature on December 15, 2026, unless repurchased, redeemed or converted in accordance with the terms of the 2026 notes prior to such date. The holders may require us to repurchase all or part of the 2026 notes for cash on August 1, 2024, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. Concurrently with the issuance of 2026 notes, we also completed a registered follow-on public offering of 40,000,000 ADSs at a public offering price of US$17.50 per ADS. The underwriters exercised their option to purchase 4,594,756 additional ADSs at the price of US$17.50 per ADS in January 2021.

In November 2021, we completed the repurchase relating to the 2023 notes. US$746.8 million aggregate principal amount of the 2023 notes were validly surrendered and not withdrawn prior to the expiration of the repurchase right offer.

In March 2022, we entered into subscription agreements with Baidu and a consortium of financial investors that include Oasis Management Company Ltd., pursuant to which these parties purchased from us, through a private placement, a total of 164,705,882 newly issued Class B ordinary shares and 304,705,874 newly issued Class A ordinary shares of our company, for a total purchase price of US$285 million in cash. In accordance with the subscription agreements, Baidu subscribed for Class B ordinary shares, and the financial investors subscribed for Class A ordinary shares.

In August 2022, we entered into a definitive agreement with PAG Asia, PAG Pegasus and/or their affiliates (collectively, “PAG”), pursuant to which PAG subscribed for an aggregate amount of US$500 million convertible notes (the “2028 Notes”) from us. We also granted PAG an option, exercisable within two months from the closing date of the transaction, to subscribe for an additional amount of up to US$50 million of the notes, under the same terms and conditions. Our obligations to PAG under the definitive agreements are secured by certain collateral arrangements. The transaction was closed on December 30, 2022. The 2028 Notes bear an interest rate of 6% per annum and will mature on the fifth anniversary of the issuance date. The 2028 Notes may be convertible into our ADSs at the holder’s option and subject to the terms of the 2028 Notes, at an initial conversion rate of 216.9668 ADS per US$1,000 principal amount of the 2028 Notes (which is equivalent to an initial conversion price of approximately US$4.61 per ADS). Holders of the 2028 Notes have the right to require us to repurchase or repay for cash all or part of their notes, at a price equal to 120% and 130% of the principal amount of the 2028 Notes on or shortly after the third anniversary of the issuance date and the fifth anniversary of the issuance date, respectively. They also have the right to require us to repurchase for cash all or part of their notes in the event of certain fundamental changes and events of defaults. In connection with the PAG investment, Mr. Weijian Shan, executive chairman of PAG, has been appointed as a member of the board of directors, a member of the compensation committee and a non-voting member of the audit committee of the Company. Pursuant to the terms of the definitive agreement with PAG, during a period of 18 months after the PAG investment, if we issue convertible bonds or any equity or equity-linked securities through a public offering, PAG shall have the right to participate in such public offering, with the manner to be mutually agreed by us and PAG. In addition, PAG Asia was granted certain rights to require us to register the Class A ordinary shares or ADSs acquired or issuable upon conversion of the 2028 Notes with the SEC, subject to certain exceptions and conditions.

The following diagram illustrates our current corporate structure, which include our significant subsidiaries and the VIEs as of the date of this prospectus supplement:

Notes:

(1)	The shareholders of Shanghai iQIYI are Dr. Yu Gong and Mr. Xiaohua Geng, our senior vice president, each holding 50% of equity interest.
(2)	The shareholder of Beijing iQIYI is Mr. Xiaohua Geng, holding 100% of equity interest.
(3)	The shareholder of Shanghai Zhong Yuan is Dr. Yu Gong, holding 100% of equity interest.

Permissions Required from the PRC Authorities for Our Operations and in Connection with this Offering

We conduct our business primarily through our subsidiaries and the VIEs in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries, the VIEs and their subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, the VIEs in China, including, among others, the Value-added Telecommunications Business Operation License for information services via internet, or ICP License, the Permit for Internet Audio-Video Program Service, the Network Culture Business Permit and Permit to Produce or Operate Radio and Television Programs, and the Permit for Internet Drug Information Service. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future, and may not be able to maintain or renew our current licenses, permits, filings or approvals. For more detailed information, see “Item 3. Key Information — Risk Factors—Risks Related to Our Business and Industry—Any lack of requisite permits for any of our internet video and other content or any of our business may expose us to regulatory sanctions” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

Furthermore, under current PRC laws, regulations and regulatory rules, we, our PRC subsidiaries and the VIEs may be required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, and may be required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, in connection with any future overseas securities offering and listing in an overseas market. Although we do not believe that we are required to obtain permission from or file with the CSRC or go through cybersecurity review by the CAC in connection with this offering, we cannot assure you that CAC will not initiate cybersecurity review if it deems this offering to be a data processing activity which affects or may affect national security. As of the date of this prospectus supplement, we have not been subject to any cybersecurity review made by the CAC. If we fail to obtain the relevant approval or complete other review or filing procedures for any future overseas securities offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. For more detailed information, see “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in China—The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval” and “Item 3. Key Information—Risk Factors—Our business is subject to complex and evolving Chinese and international laws and regulations regarding cybersecurity, information security, privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any failure or perceived failure to comply with these laws and regulations could result in claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In addition, trading in our securities on U.S. markets, including Nasdaq, may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On April 21, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 determinations accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA for the fiscal year ended December 31, 2022 after we file our annual report on Form 20-F for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For more details, see “Risk Factors —Risks Related to Doing Business in China—Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China, for two consecutive years. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Corporate Information

Our principal executive offices are located at 3/F, iQIYI Youth Center, Yoolee Plaza, No.21, North Road of Workers’ Stadium, Chaoyang District, Beijing, 100027, People’s Republic of China. Our telephone number at this address is +86 10-6267-7171. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, P.O. Box 309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with this offering.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at ir.iqiyi.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Offering price	US$ per ADS.

ADSs offered by us	76,500,000 ADSs (or 87,975,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).

ADSs outstanding immediately after this offering	431,068,149 ADSs (or 442,543,149 ADSs if the underwriters exercise their option to purchase additional ADSs in full).

Ordinary shares issued and outstanding immediately after this offering

3,583,133,412 Class A ordinary shares (or 3,663,458,412 Class A ordinary shares if the underwriters exercise their option to purchase additional ADSs in full) and 3,041,097,278 Class B ordinary shares.

The ADSs	Each ADS represents seven Class A ordinary shares. See “Description of American Depositary Shares” in the accompanying prospectus.

Option to purchase additional ADSs	We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 11,475,000 additional ADSs.

Use of proceeds

We expect that we will receive net proceeds of approximately US$             million from this offering or approximately US$             million if the underwriters exercise their option to purchase additional ADSs in full, after deducting underwriting discounts and commissions.

We expect to use the net proceeds from this offering for working capital purposes, including serving our existing debt obligations. See “Use of Proceeds.”

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described above.

Lock-up

We, our directors, executive officers and our controlling shareholder, Baidu, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 60 days following the date of this prospectus supplement. See “Underwriting” for more information.

Nasdaq Global Select Market Symbol for the ADSs	The ADSs are listed on the Nasdaq Global Select Market under the symbol “IQ.”

Payment and settlement	The underwriters expect to deliver the ADSs against payment therefor through the facilities of The Depository Trust Company on or about , 2023.

Depositary	JPMorgan Chase Bank, N.A.

Risk factors

See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

The number of ordinary shares outstanding immediately after this offering is calculated using the number of ordinary shares outstanding as of January 10, 2023, comprising of 3,047,633,412 Class A ordinary shares (excluding 198,848,031 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercising of awards under our share incentive plans) and 3,041,097,278 Class B ordinary shares.

RISK FACTORS

Investing in the ADSs involves risk. In addition to the other information included or incorporated by reference in this prospectus supplement, you should carefully consider the risks described below before investing in the ADSs. The following factors, individually and in the aggregate, could cause our business, results of operations and financial condition to suffer or materially differ from expected and historical results. As a result, the trading price of the ADSs may decline, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

We have incurred net losses since our inception and may continue to incur losses in the future.

We have incurred net losses since our inception, including net losses in the amount of RMB10.3 billion, RMB7.0 billion, RMB6.1 billion, RMB4.3 billion and RMB422.4 million (US$59.4 million) in 2019, 2020, 2021, the nine months ended September 30, 2021 and 2022, respectively, primarily due to significant content and bandwidth costs. Our ability to achieve profitability is affected by various factors, many of which are beyond our control. For example, our revenues depend on the number of subscribing members, ARM and advertising customers’ allocation of more budget to internet video streaming platforms. In addition, our users’ willingness to pay and subscribe to our content depends on the quality and breadth of our content offerings and availability of alternative entertainment content offerings. Producing high-quality, popular original content is costly and time-consuming and it will typically take a long period of time to realize returns on investment, if at all. The quality and breadth of our content offerings may be compromised if inadequate spending is allocated to the content production due to our cost control initiatives. As a result, we may not be able to continuously grow our subscribing member base, and our business and results of operations may be negatively affected. The market prices for professionally-produced content, especially popular TV series and movies, have increased significantly in China during the past few years. The production and procurement of content, as well as bandwidth, have historically accounted for the majority of our cost of revenues. In 2019, 2020 and 2021 and for the nine months ended September 30, 2021 and 2022, we incurred RMB30.3 billion, RMB27.9 billion, RMB27.5 billion, RMB21.0 billion and RMB16.9 billion (US$2.4 billion) in cost of revenues, respectively. We expect that our cost of revenues, as a percentage of our total revenue, will continue to improve going forward benefiting from our efforts in cost control and improvement in operating efficiency, the content production infrastructure we have developed, and the better supply and demand dynamic. However, in absolute amounts, our cost of revenues may increase in the foreseeable future as we are committed to enhancing and diversifying our original content offerings and to supporting our overseas expansion in order to achieve long-term success. If we cannot successfully realize satisfactory returns on our content investment and generate sufficient revenues, our financial condition and results of operations may be materially and adversely affected. We may continue to incur net losses in the foreseeable future due to our continued investments in content and technology. We may also continue to incur net losses in the foreseeable future due to changes in the macroeconomic and regulatory environment, competitive dynamics and our inability to respond to these changes in a timely and effective manner. It is not possible for us to accurately predict when we will be able to achieve profitability.

We had an accumulated deficit of RMB46.8 billion (US$6.6 billion) as of September 30, 2022 and negative cash flow from operations of RMB924.0 million (US$129.9 million) for the nine months ended September 30, 2022. As of September 30, 2022, we had cash, cash equivalents, restricted cash and short-term investments of RMB5.0 billion (US$709.5 million), unused credit lines of RMB1.4 billion (US$201.9 million) and a working capital deficit (defined as total current assets deducted by total current liabilities) of RMB18.3 billion (US$2.6 billion). There is substantial doubt regarding our ability to continue as a going concern, given that, without securing additional financing including this offering, we do not have sufficient funds to repurchase all or a significant portion of the outstanding convertible senior notes due 2025, if redeemed by noteholders on April 1, 2023. In addition, upon the occurrence of an event of default, the trustee or the holders of at least 25% in aggregate principal amount of our convertible senior notes may declare the whole principal of, and accrued and unpaid interest on, all the notes to be due and payable immediately, subject to certain exceptions and conditions under the respective indenture. Furthermore, upon the occurrence of a fundamental change, holders of the notes or the existing notes will have the right, at their option, to require us to repurchase all of their notes and/or existing notes or any portion of the principal amount and accrued and unpaid interests. In the event of a fundamental change, we may also be required to issue additional ADSs upon conversion of the notes and/or existing notes. Our consolidated financial statements and unaudited interim condensed consolidated financial statements incorporated by reference into the accompanying prospectus have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. Our consolidated financial statements and unaudited interim condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have been exploring opportunities to reduce discretionary capital expenditures and operational expenses and to secure additional financing, including, but not limited to, obtaining additional credit facilities from banks in the normal course of business, re-financing certain existing loans and credit facilities and other existing debt obligations, issuance of asset-backed debt securities and raising funds through additional issuances of equity and/or debt in public and/or private capital markets transactions. In March 2022, we entered into subscription agreements to issue ordinary shares for a total cash purchase price of US$285 million in a private placement transaction to certain investors including our controlling shareholder Baidu. In August 2022, we entered into a definitive agreement with PAG Asia, PAG Pegasus and/or their affiliates (collectively, “PAG”), pursuant to which PAG agreed to subscribe for an aggregate amount of US$500 million convertible notes (the “2028 Notes”) from us. We also granted PAG an option, exercisable within two months from the closing date of the transaction, to subscribe for an additional amount of up to US$50 million of the notes, under the same terms and conditions. The transaction was closed in December 2022. Although our management believes such plans provide us with financing to meet our capital needs, the successful completion of such plans is dependent on factors outside of our control and there can be no assurances that new financings or other transactions will be available to us on commercially acceptable terms, or at all. In addition, the potential worsening global economic conditions and the recent disruptions to, and volatility in, the global financial markets resulting from factors such as the ongoing COVID-19 pandemic and intensified geopolitical conflicts and other adverse changes in macro-economic conditions, may adversely impact our ability to secure additional financing. Accordingly, we concluded that the substantial doubt with respect to our liquidity position has not been alleviated as of the date of this prospectus supplement. For more information, see “Management Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Our business is subject to complex and evolving Chinese and international laws and regulations regarding cybersecurity, information security, privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any failure or perceived failure to comply with these laws and regulations could result in claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

We are subject to complex and evolving statutory and regulatory requirements relating to cybersecurity, information security, privacy and data protection. Regulatory authorities in China have enhanced data protection and cybersecurity regulatory requirements. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The PRC Cybersecurity Law, which became effective in June 2017, created China’s first national-level data protection framework for “network operators.” It is relatively new and subject to interpretations by the regulator. It requires, among others, that network operators take security measures to protect the network from unauthorized interference, damage and unauthorized access and prevent data from being divulged, stolen or tampered with. Network operators are also required to collect and use personal information in compliance with the principles of legitimacy, properness and necessity, and strictly within the scope of authorization by the subject of personal information unless otherwise prescribed by laws or regulations. Significant capital, managerial and human resources are required to comply with legal requirements, enhance information security and address any issues caused by security failures.

In addition, numerous regulations, guidelines and other measures have been and are expected to be adopted under the PRC Cybersecurity Law. For example, the PRC government promulgated the Measures for Cybersecurity Review in April 2020, which became effective in June 2020. Under these measures, critical information infrastructure operators must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On December 28, 2021, the CAC, together with certain other PRC governmental authorities, jointly released the Revised Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the Revised Cybersecurity Review Measures, operators of critical information infrastructure that intend to purchase network products and services that affect or may affect national security must apply for a cybersecurity review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or the risk of a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public, and cyber information security risk. The Revised Cybersecurity Review Measures set out certain general factors which would be the focus in assessing the national security risk during a cybersecurity review. As advised by our PRC counsel, the scope of network product or service or data processing activities that will or may affect national security is still unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws, rules and regulations. Although we do not believe that we are required to go through cybersecurity review by the CAC in connection with this offering, we cannot assure you that the CAC will not initiate a cybersecurity review if it deems this offering as a data processing activity which affects or may affect national security. As of the date of this prospectus supplement, we have not been involved in any investigations or become subject to a cybersecurity review initiated by the CAC, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to our listing status or this offering from the CAC.

On August 17, 2021, the PRC State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to such regulations, “critical information infrastructure” shall mean any important network facilities or information systems of important industries or fields such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, and any other important network facilities or information systems which may endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, relevant administration departments of each critical industry and sector, or Protection Departments, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or field. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. As of the date hereof, no detailed rules or implementation has been issued by any Protection Departments, and we have not been informed as a critical information infrastructure operator by any governmental authorities. As this regulation is newly issued and the governmental authorities, including Protection Departments, may further formulate detailed rules or explanations with respect to the interpretation and implementation of this regulation, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws. Therefore, it is uncertain whether we would be deemed as a critical information infrastructure operator under PRC law. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app, including mobile and smart TV apps, from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations. As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

The PRC Personal Information Protection Law, or the PIPL, took effect in November 2021. The PIPL sets forth detailed rules on processing personal information, clarifies the relevant rights of the individuals and the obligations of the personal information processors, and further strengthens the liabilities for illegal process of personal information. In addition to other rules and principles of personal information processing, the PIPL specifically provides rules for processing sensitive personal information. Sensitive personal information refers to personal information that, once leaked or illegally used, could easily lead to the infringement of human dignity or harm to the personal or property safety of an individual, including biometric recognition, religious belief, specific identity, medical and health, financial account, personal whereabouts and other information of an individual, as well as any personal information of a minor under the age of 14. Only where there is a specific purpose and sufficient necessity, and under circumstances where strict protection measures are taken, may personal information processors process sensitive personal information. A personal information processor shall inform the individual of the necessity of processing such sensitive personal information and the impact thereof on the individual’s rights and interests. Some information we collect, such as location and mobile numbers, may be deemed to be sensitive personal information under the PIPL. The PIPL also strengthens the supervision of automatic decision making to protect the rights of individuals to obtain fair transaction terms and the supervision of mobile applications. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects, or that regulatory authorities will not order us to rectify or terminate our current practice of collecting and processing sensitive personal information. We may also become subject to fines and other penalties which may have material adverse effect on our business, operations and financial condition.

On November 14, 2021, the CAC published a discussion draft of Regulations on the Administration of Cyber Data Security, or the Draft Measures for Internet Data Security, for public comments, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or division of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) listing abroad of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; or (iv) other data processing activities that affect or may affect national security. The Draft Cyber Data Security Regulations also provide that operators of large internet platforms that set up headquarters, operation centers or R&D centers overseas shall report to the national cyberspace administration and competent authorities. In addition, the Draft Cyber Data Security Regulations also require that data processors processing important data or going public overseas shall conduct an annual data security self-assessment or entrust a data security service institution to do so, and submit the data security assessment report of the previous year to the local branch of the CAC before January 31 each year. As of the date of this prospectus supplement, this draft has not been formally adopted. Substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation.

The PRC government authorities also further enhanced the supervision and regulation of cross-border data transmission. On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-border Data Transfer, which became effective on September 1, 2022. In accordance with such measures, data processors will be subject to security assessment conducted by the CAC prior to any cross-border transfer of data if the transfer involves (i) important data; (ii) personal information transferred overseas by operators of critical information infrastructure or a data processor that has processed personal data of more than one million persons; (iii) personal information transferred overseas by a data processor which has already provided personal data of 100,000 persons or sensitive personal data of 10,000 persons overseas since January 1 of the preceding year; or (iv) other circumstances as required by the CAC. In addition, any cross-border data transfer activities conducted in violation of the Measures for the Security Assessment of Cross-border Data Transfer before the effectiveness of such measures are required to be rectified within 6 months of the effectiveness date thereof. Since these measures are relatively new, there are still substantial uncertainties with respect to the interpretation and implementation of these measures in practice and how they will affect our business operation.

In addition, internet information in the PRC is regulated from a national security standpoint. According to the PRC National Security Law, institutions and mechanisms for national security review and administration will be established to conduct national security review on key technologies and IT products and services that affect or may affect national security. The PRC Data Security Law took effect in September 2021 and provides for a security review procedure for the data activities that may affect national security. It also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The appropriate level of protection measures is required to be taken for each respective category of data. It is not clear under the Data Security Law what constitutes “important data” or “state critical data.” If we are deemed to collect “important data” or “state critical data,” we may need to adopt internal reforms in order to comply with the Data Security Law.

While we take measures to comply with applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us and business partners. The activities of third parties such as our customers and business partners are beyond our control. If our business partners violate the PRC Cybersecurity Law and related laws and regulations, or fail to fully comply with the service agreements with us, or if any of our employees fails to comply with our internal control measures and misuses the information, we may be subject to penalties. As part of the efforts by the Cyber Administration of China, MIIT and other regulators to enhance data protection, a wide number of apps and companies have been notified to enhance data privacy protection, including certain iQIYI apps. Although we have updated the apps to comply with the requirements of the regulators to the best we can, we cannot guarantee you that we will not be subject to more similar rectification requests from the governmental authorities or that we will fully comply with all applicable rules and regulations at all times. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, or any failure or perceived failure of our business partners to do so, or any failure or perceived failure of our employees to comply with our internal control measures, may prevent us from using or providing certain network products and services, result in fines and other penalties such as suspension of our related business, closure of our website, mobile apps and smart TV apps and suspension of new downloads of our apps, as well as subjecting us to negative publicity and legal proceedings or regulatory actions and discouraging current and potential users and customers from using our services, which could have a material adverse effect on our business and results of operations.

As we gradually expand into overseas markets, we may be subject to laws and regulations of other countries regarding cybersecurity, information security, privacy and data protection. We strive to comply with local laws and regulations in markets where we have operations. For example, the General Data Protection Regulation, or the GDPR, of the European Union imposes obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is stored. The GDPR requires companies to submit personal data breach notifications to designated European privacy regulator in each country they have business operations, and includes significant penalties for non-compliance with the notification obligation as well as other requirements of the regulation. For another instance, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements, which, if adopted and implemented, could increase the cost and complexity of delivering our services. In addition, wherever we operate, we could be subject to new laws or regulations or the interpretation and application of existing consumer and data protection laws or regulations. These new laws, regulations and interpretations are often uncertain and in flux and may be inconsistent with our practices. We cannot guarantee that we will be able to maintain compliance at all times, especially in light of the fact that laws and regulations on cybersecurity and data protection are evolving. Our launch of new products or services or other actions that we may take may also subject us to additional laws, regulations, or other government scrutiny. Complying with these new or additional laws, regulations and requirements could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

We operate in a capital intensive industry and require a significant amount of cash to fund our operations, content acquisitions and technology investments. If we cannot obtain sufficient capital, our business, financial condition and prospects may be materially and adversely affected.

The operation of an internet video streaming platform requires significant and continuous investment in content and technology. Producing high-quality original content is costly and time-consuming and it will typically take a long period of time to realize returns on investment, if at all. To date, we have financed our operations primarily with net cash generated from financing activities such as placements of preferred shares, convertible senior notes and asset-based securities, bank loans, the financial support from Baidu, and the proceeds from our initial public offering and follow-on offering of our securities. As of September 30, 2022, we had an outstanding loan balance of RMB700.0 million (US$98.4 million) to Baidu. In order to implement our growth strategies, we will incur additional capital in the future to cover, among others, costs to produce and license content. We may need to obtain additional financing, including equity offerings or debt financing, to fund the operation and expansion of business. Our ability to obtain additional financing in the future, however, is subject to a number of uncertainties, including those relating to:

•	our future business development, financial condition and results of operations;

•	general market conditions for financing activities by companies in our industry;

•	macro-economic and other conditions in China and elsewhere; and

•	our relationship with Baidu.

As a public company with a growing business, we expect to increasingly rely on net cash provided by operating activities, financing through capital markets and commercial banks for our liquidity needs. If we fail to diversify our funding sources and obtain sufficient capital to meet our capital needs, we may not be able to execute our growth strategies and our business, financial condition and prospects may be materially and adversely affected.

We have substantial indebtedness and we may continue to incur substantial additional indebtedness in the future, which could adversely affect our financial health and our ability to generate sufficient cash to satisfy our outstanding and future debt obligations on a timely manner. Deterioration of our cash flow position could materially and adversely affect our ability to service our indebtedness and continue our operations.

We maintain a considerable level of indebtedness to finance our operations and business expansion. Historically, we have issued the 2023 notes, 2025 notes and 2026 notes, which are senior, unsecured obligations of our company. Pursuant to the terms and conditions of these notes, we are contractually obliged to repay aggregate amount of RMB22.8 million (US$3.2 million), RMB8,539.1 million (US$1,200.4 million) and RMB6,404.3 million (US$900.3 million) to redeem the 2023 notes, 2025 notes and 2026 notes upon their scheduled maturities in 2023, 2025 and 2026, respectively, assuming there is no conversion or early redemption of the notes, the convertible senior note bondholders hold the notes until their respective maturity dates and we elect to settle the notes in full by cash, among others. Additionally, holders of the notes may require us to repurchase all or portion for cash earlier to their respective maturity dates on certain dates or in certain events, including on a specific date or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. In November 2021, we completed the repurchase relating to the 2023 notes. US$746.8 million aggregate principal amount of the 2023 notes were validly surrendered and not withdrawn prior to the expiration of the repurchase right offer.

In addition, in August 2022, we entered into a definitive agreement with PAG, pursuant to which PAG subscribed an aggregate amount of US$500 million 2028 Notes from us. Our obligations to PAG under the definitive agreement are secured by certain collateral arrangements. The transaction was closed in December 2022. Holders of the 2028 Notes have the right to require us to repurchase or repay for cash all or part of their notes, at a price equal to 120% and 130% of the principal amount of the 2028 Notes on or shortly after the third anniversary of the issuance date and the fifth anniversary of the issuance date, respectively. They also have the right to require us to repurchase for cash all or part of their notes in the event of certain fundamental changes and events of default.

As a result, we are subject to refinancing risks against such indebtedness. There can be no assurance that we would be able to repay and refinance the notes or other indebtedness in a timely manner on acceptable terms or at all. The agreements of certain of our outstanding indebtedness contain financial and other covenants that depend on the financial position and performance of our company and our subsidiaries, the VIEs and their subsidiaries. If we fail to comply with these covenants, or there is an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. However, we cannot assure you that breaches of financial covenants of our company, our subsidiaries, the VIEs or their subsidiaries will not occur in the future.

In addition, we may from time to time incur additional indebtedness and other liabilities in the future. Our ability to generate sufficient cash from our operations or find alternative funding sources to satisfy our outstanding and future debt obligations and other liabilities will depend upon our future operating and financial performance, economic conditions and other factors, many of which are beyond our control. There is no assurance that we will be able to generate sufficient cash flows or obtain additional funding to service our debt obligations. As of September 30, 2022, our total consolidated indebtedness, including short-term loans and net carrying amount of the existing notes, was RMB18,829.5 million (US$2,647.0 million), including US$3.2 million principal amount of the 2023 notes, US$1,200 million principal amount of the 2025 notes and US$900 million principal amount of 2026 notes. As of the same date, the VIEs and their subsidiaries had RMB36,994.2 million (US$5,200.6 million) of total liabilities (including amounts due to us and our subsidiaries that are eliminated in our consolidated financial statements) to which the notes would have been structurally subordinated. We had not been profitable in the past financial years since our inception, and we had only been able to generate positive net cash flows in some of the financial years, in which case the positive net cash flows were mainly attributable to the net proceeds we received in our initial public offering, our convertible notes offerings and our ADSs offering. Any further deterioration of our cash flow position could materially and adversely affect our ability to service our indebtedness. If we foresee we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as significantly reducing or delaying our investment in content and technologies, selling assets, restructuring or refinancing our indebtedness, and in the event of defaults, we will be subject to enforcement actions of our creditors. These may materially and adversely impact our business, financial condition and results of operations.

We have significant working capital requirements and have in the past experienced working capital deficits. If we experience such working capital deficits in the future, our business, liquidity, financial condition and results of operations may be materially and adversely affected.

As a result of changes in our funding position and operating assets and liabilities, we had a working capital deficit (defined as total current assets deducted by total current liabilities) of RMB11.0 billion and RMB18.3 billion (US$2.6 billion), respectively, as of December 31, 2021 and September 30, 2022. In November 2021, we completed the repurchase relating to the 2023 notes. US$746.8 million aggregate principal amount of the 2023 notes were validly surrendered and not withdrawn prior to the expiration of the repurchase right offer. As of September 30, 2022, RMB22.8 million (US$3.2 million) of the net carrying amount of the 2023 notes was included in our non-current liabilities. In addition, holders of the 2025 notes may require us to repurchase for cash all or part of their notes on April 1, 2023 or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. Holders of the 2026 notes have the right to require us to repurchase for cash all or part of their notes on August 1, 2024 or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. Furthermore, upon the occurrence of an event of default, the trustee or the holders of at least 25% in aggregate principal amount of these convertible senior notes may declare the whole principal of, and accrued and unpaid interest on, all the notes to be due and payable immediately, subject to certain exceptions and conditions under the respective indenture. In addition, in August 2022, we entered into a definitive agreement with PAG, pursuant to which PAG subscribed an aggregate amount of US$500 million 2028 Notes from us. Holders of the 2028 Notes have the right to require us to repurchase or repay for cash all or part of their notes, at a price equal to 120% and 130% of the principal amount of the 2028 Notes on or shortly after the third anniversary of the issuance date and the fifth anniversary of the issuance date, respectively. They also have the right to require us to repurchase for cash all or part of their notes in the event of certain fundamental changes and events of default. These repurchase obligations under the terms of our notes or the occurrence of any fundamental change or event of default, as the case may be, may impact our future working capital position and our ability to continue as a going concern. For actions that we plan to take in order to manage our working capital, see “Management Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” For the risks relating to our ability to continue as a going concern, see “Risk Factors—Risks Related to Our Business and Industry—We have incurred net losses since our inception and may continue to incur losses in the future.” There can be no assurance, however, that we will be able to prudently manage our working capital, or raise additional equity or debt financing on terms that are acceptable to us. Our inability to take these actions as and when necessary could materially and adversely affect our liquidity, results of operations, financial condition and ability to operate.

We may not have the ability to raise the funds necessary to settle redemption of our existing notes, including the 2025 notes or to repurchase such notes upon a fundamental change or on certain specific dates, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.

Our existing notes contain protections concerning the holders’ rights to require us to repurchase their notes and to pay cash to settle redemption of their notes. For example, the holders of the 2025 notes may require us to repurchase all or a portion of the notes for cash on April 1, 2023, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. We plan to use the net proceeds from this offering for working capital purposes, including serving these existing debt obligations, as described under “Use of Proceeds.” We cannot assure you that we will be able to generate sufficient cash flow from our operations or secure additional financing to support the repayment of our existing notes when our payments become due. Furthermore, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of our existing notes surrendered therefor or our existing notes being converted. In addition, our ability to repurchase our existing notes or to pay cash upon conversions of the existing notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or a fundamental change itself could also lead to a default under agreements or indentures governing any outstanding future indebtedness. If the repayment of our existing notes or any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of telecommunication businesses and certain other businesses, such as provision of internet video and online game services, is subject to restrictions under current PRC laws and regulations. For example, foreign investors are generally not allowed to own more than 50% of the equity interests in a commercial internet content provider or other value-added telecommunication service provider (other than operating e-commerce, domestic multi-party communication, store-and-forward, and call center).

In addition, foreign investors are prohibited from investing in companies engaged in internet video, culture and publishing business and film/drama production and operation (including importation) business. We are a

Cayman Islands company and our PRC subsidiaries are considered foreign-invested enterprises. Accordingly, none of our PRC subsidiaries are eligible to operate internet video and other businesses which foreign-owned companies are prohibited or restricted from conducting in China. To comply with PRC laws and regulations, we conduct such business activities through the VIEs in China, Beijing iQIYI, Shanghai iQIYI, Shanghai Zhong Yuan, iQIYI Pictures and Intelligent Entertainment, and their subsidiaries. Our wholly owned subsidiaries, Beijing QIYI Century and iQIYI New Media, have entered into contractual arrangements with the VIEs and their respective shareholders, and such contractual arrangements enable us to exercise effective control over, receive substantially all of the economic benefits of, and have an exclusive option to purchase all or part of the equity interest and assets in the VIEs when and to the extent permitted by PRC law. Because of these contractual arrangements, we are the primary beneficiary of the VIEs in China and hence consolidate their financial results as our variable interest entities under U.S. GAAP. We conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs with which we maintained these contractual arrangements and their subsidiaries in China. Investors in our ADSs thus are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company with no equity ownership in the VIEs.

Our holding company in the Cayman Islands, the VIEs, and investments in our Company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, the business, financial condition, and results of operations of the VIEs and our Company as a group. In addition, our ADSs may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of the VIEs which contributed 94% of our revenues in 2021. If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment in online video and other foreign-restricted services, or if the PRC government otherwise finds that we, the VIEs, or any of their subsidiaries are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including the MIIT, NRTA, the SFB, the NPPA, the Ministry of Culture and the MOFCOM, would have broad discretion in dealing with such violations or failures, including, without limitation:

•	revoking the business licenses and operating licenses of such entities;

•	discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiaries and the VIEs;

•	imposing fines, confiscating the income from our PRC subsidiaries or the VIEs, or imposing other requirements with which we or the VIEs may not be able to comply;

•

requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIEs and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over the VIEs; or

•	restricting or prohibiting our use of the proceeds of any of our offshore financings to finance our business and operations in China.

In addition, in September 2009, the General Administration of Press and Publication, or the GAPP, together with several other government agencies issued a notice, or the Circular 13, prohibiting foreign investors from participating in online game operating businesses through wholly-owned enterprises, equity joint ventures or cooperative joint ventures in China. Circular 13 expressly prohibits foreign investors from gaining control over or participating in PRC operating companies’ online game operations through indirect means, such as establishing joint venture companies, entering into contractual arrangements with or providing technical support to the operating companies, or through a disguised form, such as incorporating user registration, user account management or payment through game cards into online game platforms that are ultimately controlled or owned by foreign investors. Other government agencies that also had the authority to regulate online game operations in China when the Circular 13 was issued, such as the Ministry of Culture and the MIIT, did not join the GAPP in issuing the Circular 13. The GAPP was replaced by the SAPPRFT and later by the NPPA. To date, none of the

GAPP, the SAPPRFT and the NPPA has issued any interpretation of the Circular 13. Due to the ambiguity among various regulations on online games and a lack of interpretations from the relevant PRC authorities governing online game operations, there are uncertainties regarding whether PRC authorities would consider our relevant contractual arrangements to be foreign investment in online game operation businesses. While we are not aware of any online game companies which use the same or similar contractual arrangements as ours having been penalized or ordered to terminate operation by PRC authorities claiming that the contractual arrangements constitute control over, or participation in, the operation of online game operations through indirect means, it is unclear whether and how the various regulations of the PRC authorities might be interpreted or implemented in the future. If our relevant contractual arrangements were deemed to be “indirect means” or “disguised form” under the Circular 13, the relevant contractual arrangements may be challenged by the NPPA or other governmental authorities. If we were found to be in violation of the Circular 13 to operate our mobile game business, the NPPA, in conjunction with relevant regulatory authorities, would have the power to investigate and deal with such violations, including in the most serious cases, suspending or revoking the relevant licenses and registrations. If we were found to be in violation of any existing or future PRC laws or regulations, including the MIIT notice and the Circular 13, the relevant regulatory authorities would have broad discretion in dealing with such violations.

Furthermore, it is uncertain whether any new PRC laws, rules or regulations relating to contractual arrangements will be adopted or if adopted, what they would provide. For example, the National People’s Congress approved the Foreign Investment Law on March 15, 2019 and the State Council approved the Regulation on Implementing the Foreign Investment Law (the “Implementation Regulations”) on December 12, 2019, effective from January 1, 2020. The Supreme People’s Court of China issued a judicial interpretation on the Foreign Investment Law on December 27, 2019, effective from January 1, 2020. The Foreign Investment Law and the Implementation Regulations do not touch upon the relevant concepts and regulatory regimes that were historically suggested for the regulation of the variable interest entity structures, and thus this regulatory topic remains unclear under the Foreign Investment Law. Since the Foreign Investment Law and the Implementation Regulations are new, there are substantial uncertainties exist with respect to its implementation and interpretation and it is also possible that variable interest entities will be deemed as foreign invested enterprises and be subject to restrictions in the future. Such restrictions may cause interruptions to our operations, products and services and may incur additional compliance cost, which may in turn materially and adversely affect our business, financial condition and results of operations.

Any of these events could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If occurrences of any of these events results in our inability to direct the activities of the VIEs in China that most significantly impact their economic performance, or our failure to receive the economic benefits from the VIEs, we may not be able to consolidate the entity in the VIEs in accordance with U.S. GAAP.

Risks Related to Doing Business in China

Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China, for two consecutive years. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCAA, was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for two consecutive years, the SEC shall prohibit our shares or ADS from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On April 21,

2022, we were identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA for the fiscal year ended December 31, 2022 after we file our annual report on Form 20-F for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited.

If our ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to PRC enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that iQIYI, Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders (including our ADS holders) that are non-resident enterprises. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, dividends paid to our non-PRC individual shareholders (including our ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such holders (if the gain is deemed to be from PRC sources) may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of iQIYI, Inc. would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that iQIYI, Inc. is treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs.

Risks Relating to Our Shares, Our ADSs and This Offering

The trading price of our ADSs has been and is likely to continue to be volatile regardless of our operating performance.

The trading price of our ADSs has been, and may continue to be, volatile and subject to wide fluctuations in response to factors including, but not limited to, the following:

•	actual or anticipated fluctuations in our quarterly results of operations;

•	changes in financial estimates by securities research analysts;

•	conditions in online entertainment markets;

•	announcements of new investments, acquisitions by us or our competitors, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar;

•	litigation, government investigation or other legal or regulatory proceeding; and

•	general economic or political conditions in China or elsewhere in the world.

In addition, the stock market in general, and the performance and fluctuation of the market prices for internet-related companies and other companies with operations mainly in China in particular, may affect the volatility in the prices of and trading volumes for our securities. The securities of some China-based companies that have listed their securities in the United States have experienced significant volatility that often has been unrelated to the operating performance of such companies, including, in some cases, substantial declines in the trading prices of their securities. The trading performances of these companies’ securities may affect the attitudes of investors towards Chinese companies listed in the United States in general, which consequently may impact the trading performance of our securities, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have engaged in any inappropriate activities. In particular, the global financial crisis, the ensuing economic recessions and deterioration in the credit market in many countries have contributed and may continue to contribute to extreme volatility in the global stock markets. These broad market and industry fluctuations may adversely affect the market price of our securities. Volatility or a lack of positive performance in the price of our listed securities may also adversely affect our ability to retain key employees, most of whom have been granted options or other equity incentives.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Techniques employed by short sellers may drive down the market price of our ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and SEC enforcement actions.

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. See “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings” in our 2021 Form 20-F for more information about the Wolfpack short seller report, including the related SEC investigation and class action lawsuits. Any such allegations may be followed by periods of instability in the market price of our ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ADSs could be greatly diminished.

Conversion of the convertible senior notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their convertible senior notes.

The conversion of some or all of our convertible senior notes will dilute the ownership interests of existing shareholders and existing holders of our ADSs. Any sales in the public market of the ADSs issuable upon such conversion may increase the opportunities to create short positions with respect to the ADSs, which could adversely affect prevailing market prices of our ADSs. In addition, the existence of the convertible senior notes may encourage short selling by market participants because the conversion of the convertible senior notes could depress the price of our ADSs.

The sale or availability for sale of substantial amounts of our ADSs could adversely affect their market price.

Sales of substantial amounts of our ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of our ADSs and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ADSs.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return to ADS holders will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value or even maintain the price at which ADS holders purchased the ADSs.

Our management has broad discretion over the use of proceeds from the offering and may not apply the proceeds in ways that increase the value of your investment.

Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we intend to use the net proceeds from this offering as described in “Use of Proceeds,” our management retains significant discretion with respect to the use of proceeds. Our management might not apply the net proceeds from this offering in ways that increase the value of your investment. You may not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds from this offering may be used in a manner that does not generate favorable returns.

The exercise of voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to vote your Class A ordinary shares.

Holders of our ADSs will only be able to exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement. Under the deposit agreement, ADS holders must vote by giving voting instructions to the depositary. If we ask for instructions of ADS holders, then upon receipt of such voting instructions, the depositary will try to vote the underlying Class A ordinary shares in accordance with these instructions. If we do not instruct the depositary to ask for instructions of ADS holders, the depositary may still vote in accordance with instructions given by holders of ADSs, but it is not required to do so. ADS holders will not be able to directly exercise your right to vote with respect to the underlying shares unless you withdraw the shares. When a general meeting is convened, an ADS holder may not receive sufficient advance notice to withdraw the shares underlying his or her ADSs to allow such holder to vote with respect to any specific matter. If we ask for instructions of holders of ADSs, the depositary will notify ADS holders of the upcoming vote and will arrange to deliver our voting materials to ADS holders. We have agreed to give the depositary at least 30 days’ prior notice of shareholder meetings. Nevertheless, we cannot assure you that ADS holders will receive the voting materials in time to ensure that ADS holders can instruct the depositary to vote their shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out ADS holders’ voting instructions. This means that an ADS holder may not be able to exercise the right to vote and may have no legal remedy if the shares underlying his or her ADSs are not voted as such holder requested.

ADS holders may experience dilution of his or her holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

ADS holders may be subject to limitations on transfer of their ADSs.

Our ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, most of our current directors and officers are nationals and residents of countries other than the United States, and are all located outside of the Cayman Islands. Service of court documents on a Cayman Islands company can be effected by serving the documents at the company’s registered office and it may be possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our directors and officers, they will need to ensure that they comply with the rules of the jurisdiction where the directors and officers are located. As a result, it may be difficult for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws, or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers, depending on where our directors and officers are located.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited (depending on the remedies you are seeking), because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent also governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands (as compared to the United States) as well as from the common law of England, the decisions of the English courts are of highly persuasive authority, but are not binding, on a court in the Cayman Islands (except for those decisions handed down from the Judicial Committee of the Privy Council to the extent that these have been appealed from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are broadly similar to those in other common law jurisdictions, but there may be differences in the statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, if shareholders want to proceed against us outside of the Cayman Islands, they will need to demonstrate that they have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies with limited liability like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of lists of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Since we are a Cayman Islands exempted company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States.

Under the laws of some jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. Cayman Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in some U.S. jurisdictions. In addition, the circumstances in which a shareholder of a Cayman Islands company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States.

Furthermore, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under the laws of most U.S. jurisdictions. The directors of a Cayman Islands company, without shareholder approval, may implement a sale of any assets, property, part of the business, or securities of the company. Our ability to create and issue new classes or series of shares without shareholders’ approval could have the effect of delaying, deterring or preventing a change in control without any further action by our shareholders, including a tender offer to purchase our ordinary shares at a premium over then current market prices.

Our dual-class voting structure limits your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our ADSs may view as beneficial.

Our authorized and issued ordinary shares are divided into Class A ordinary shares and Class B ordinary shares (and a further class of authorized but undesignated shares). Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 10 votes per share.

Due to the disparate voting powers attached to these two classes of ordinary shares, Baidu, holder of our Class B ordinary shares, owns approximately 50.1% of our total issued and outstanding ordinary shares on an as-converted basis and 90.9% of the voting power of our outstanding shares as of September 30, 2022. Therefore, Baidu has decisive influence over matters requiring shareholders’ approval, including election of directors and significant corporate transactions, such as a merger or sale of our company or our assets. This concentrated control limits the ability of holders of ADSs to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of ADSs may view as beneficial.

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.

Our memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Subject to our memorandum and articles of association and the Companies Act, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix (subject to prior authorization granted by the shareholders) their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and (v) certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer whose securities are listed on the Nasdaq Global Select Market, we are permitted to follow certain home country corporate governance practices in lieu of the requirements of the Nasdaq Rules pursuant to Nasdaq Rule 5615(a)(3), which provides for such exemption to compliance with the Nasdaq Rule 5600 Series. We rely on the exemption available to foreign private issuers for the requirement under

Nasdaq Rule 5605(c)(2)(A)(i) that each member of the audit committee must be an independent director as defined under Nasdaq Rule 5605(a)(2). Mr. Weijian Shan and Mr. Fei Qi are non-voting members of our audit committee. In addition, in lieu of the requirements of Rule 5635(c) of the Nasdaq Rules that shareholder approval be required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, we elected to follow our home country practices with respect to the shareholder approval for material amendment to our 2010 Equity Incentive Plan, and the shareholder approval for the adoption of our 2021 Share Incentive Plan. If we continue to rely on these and other exemptions available to foreign private issuers in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. In addition, we follow home country practice with respect to annual shareholders meetings and did not hold an annual meeting of shareholders in 2021. Furthermore, as a result of our use of the “controlled company” exemptions, our investors will not have the same protection afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

We may be a passive foreign investment company (a “PFIC”) for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ADSs or Class A ordinary shares.

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, gains from financial investments, rents and royalties (other than certain rents and royalties considered to be derived in the active conduct of a trade or business). Cash is generally a passive asset for these purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

Based on the current composition of our income and assets and the estimated value of our assets, including goodwill, which is based on our current market capitalization, we do not expect to be a PFIC for our current taxable year, but there can be no assurance in this regard. Our PFIC status for any taxable year is an annual factual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets (including goodwill) from time to time. The value of our goodwill may be determined, in large part, by reference to our average market capitalization (which has been, and may continue to be, volatile). Therefore, we may be or become a PFIC for the current or any future taxable year if the trading price of our ADSs declines or continues to be volatile after this offering. Additionally, our annual PFIC status may also depend on how, and how quickly, we use our cash and other liquid assets. Moreover, it is not entirely clear how the contractual arrangements between us and the VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if the VIEs are not treated as owned by us. In addition, there are uncertainties in the application of the PFIC rules. Therefore it is possible that the Internal Revenue Service may challenge our classification or quantification of certain of our income streams, our classification or the value of certain of our assets, or the extent to which our goodwill will be attributable to active income, each of which may result in us being or becoming a PFIC for any taxable year. Accordingly, we can give no assurance that we will not be a PFIC for our current or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. investor owns our ADSs or Class A ordinary shares, certain adverse U.S. federal income tax consequences generally will apply to such U.S. investor. See “Taxation—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

Provisions of our convertible senior notes could discourage an acquisition of us by a third party.

In December 2018, we completed an offering of US$750 million in aggregate principal amount of convertible senior notes due 2023. In March 2019, we completed an offering of US$1.2 billion in aggregate principal amount of convertible senior notes due 2025. In December 2020, we completed an offering of US$800 million in aggregate principal amount of convertible senior notes due 2026, or the 2026 Notes. The underwriters exercised their option in full to purchase an additional US$100 million aggregate principal amount of the 2026 Notes in January 2021. Certain provisions of our convertible senior notes could make it more difficult or more expensive for a third party to acquire us. The indenture for our convertible senior notes define a “fundamental change” to include, among other things: (i) any person or group becoming a beneficial owner of our company through gaining more than 50% voting power of our ordinary share capital or more than 50% of our outstanding Class A ordinary shares; (ii) any recapitalization, reclassification or change of our Class A ordinary shares or ADSs as a result of which these securities would be converted into, or exchanged for, stock, other securities, other property or assets or any share exchange, consolidation or merger or similar transaction pursuant to which our Class A ordinary shares or ADSs will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or series of transaction of all or substantially all our consolidated assets, to any person other than one of our subsidiaries or the VIEs; (iii) the adoption of any plan or proposal relating to the liquidation or dissolution of our company; (iv) our ADSs ceasing to be listed or quoted on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) and none of the ADSs, Class A ordinary shares, other common equity and ADSs in respect of reference property is listed or quoted on one of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) within one trading day of such cessation; or (v) any change in or amendment to the laws, regulations and rules in the PRC that prohibits us from operating substantially all of our business operations and prevents us from continuing to derive substantially all of the economic benefits from our business operations. Upon the occurrence of a fundamental change, holders of these notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of US$1,000. In the event of a fundamental change, we may also be required to issue additional ADSs upon conversion of our convertible senior notes.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of US$             million, or US$             million if the underwriters exercise their option to purchase additional ADSs in full, after deducting estimated underwriting discounts, without taking into account estimated offering expenses payable by us. We plan to use the net proceeds from this offering for working capital purposes, including serving our existing debt obligations.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described above.

In utilizing the proceeds of this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiary or make additional capital contributions to our PRC subsidiary to fund its capital expenditures or working capital. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. This is because there is no statutory limit on the amount of registered capital for our PRC subsidiaries, and we are allowed to make capital contributions to our PRC subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the PRC subsidiaries completes the relevant filing and registration procedures. With respect to loans to the PRC subsidiaries by us, (i) if the relevant PRC subsidiaries determine to adopt the traditional foreign exchange administration mechanism, or the Current Foreign Debt mechanism, the outstanding amount of the loans shall not exceed the difference between the total investment and the registered capital of the PRC subsidiaries and there is, in effect, no statutory limit on the amount of loans that we can make to our PRC subsidiaries under this circumstance since we can increase the registered capital of our PRC subsidiaries by making capital contributions to them, subject to the completion of relevant registrations, and the difference between the total investment and the registered capital will increase accordingly; and (ii) if the relevant PRC subsidiaries determine to adopt the foreign exchange administration mechanism as provided in the PBOC Notice No. 9, or the Notice No. 9 Foreign Debt mechanism, the risk-weighted outstanding amount of the loans, which shall be calculated based on the formula provided in the PBOC Notice No. 9, shall not exceed 200% of the net asset of the relevant PRC subsidiary (the “Risk-Weighted Approach and the Net Asset Limits”). According to the PBOC Notice No. 9, after a transition period of one year since the promulgation of the PBOC Notice No. 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of the PBOC Notice No. 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. In terms of capital contributions, it typically takes about eight weeks to complete the relevant filings and registrations. In terms of loans, the SAFE registration process typically takes about four weeks to complete. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to our PRC subsidiaries, we cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Item 3. Key Information — Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries and the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus. It is likely that we will need to convert some of our net proceeds in U.S. dollars into Renminbi in order to use as proceeds as contemplated in this section. For details of PRC regulations governing foreign currency conversion, see “Item 4. Information on the Company—B. Business Overview—Government Regulations—Regulations on Foreign Exchange” in our 2021 Form 20-F.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (as amended) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into 100,000,000,000 shares comprising of (i) 94,000,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 5,000,000,000 Class B ordinary shares of a par value of US$0.00001 each and (iii) 1,000,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with the ninth amended and restated memorandum and articles of association of our company.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our company will issue only non-negotiable shares, and will not issue bearer or negotiable shares.

Register of Members. Under Cayman Islands law, we must keep a register of members and there should be entered therein:

•

the names and addresses of the members, a statement of the shares held by each member, of the amount paid or agreed to be considered as paid, on the shares of each member and whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors (provided always that dividends may be declared and paid only out of funds legally available therefor, namely out of either profit, retained earnings or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business).

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares (and a further class of authorized but undesignated shares). Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends (subject to the ability of the board of directors, under our current memorandum and articles of association, to determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and to settle all questions concerning such distribution (including fixing the value of such assets, determining that cash payment shall be made to some shareholders in lieu of specific assets and vesting any such specific assets in trustees on such terms as the directors think fit)) and other capital distributions.

Conversion. Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances.

Voting Rights. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to ten votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

Walkers (Hong Kong), our counsel as to Cayman Islands law, has advised that such voting structure is in compliance with current Cayman Islands law as in general terms, a company and its shareholders are free to provide in the articles of association for such rights as they consider appropriate, subject to such rights not being contrary to any provision of the Companies Act and not inconsistent with common law.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of no less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

However, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•

a fee of such maximum sum as the Nasdaq Global Select Market may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to the Company in respect thereof; and

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares or, on a winding up, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares in proportion to the par value of the shares held by them (subject to, on a winding up where the assets available for distribution amongst the shareholders of the Company shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, a deduction from ordinary shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise). If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our current memorandum of association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares (together with any interests which may have accrued). The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than shares held as treasury shares, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any such class may (subject to any rights or restrictions for the time being attached to any class of share) only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

General Meetings of Shareholders and Shareholder Proposals. As a Cayman Islands exempted company with limited liability, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our current memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors or our chairman. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders holding shares in our Company which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in our Company in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our current memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit of such requisition carry the right to vote at general meetings of the Company, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our current memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

•	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•

sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Exempted Company. We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not required to be open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Registered Office and Objects

Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

Board of Directors

Our board of directors consists of eight directors. Baidu Holdings has the right to appoint a majority of our directors as long as Baidu Holdings and its affiliates hold no less than 50% of the voting power of our Company. In addition, some of our directors are also senior management of Baidu. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested provided (i) such director, if his interest in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice and (ii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

We have a compensation committee that assists the board in reviewing and approving the compensation structure and form of compensation of our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in Delaware and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with (a) declarations from a director from each constituent company (among other matters) as to the solvency of the consolidated or surviving company and of the assets and liabilities of each constituent company; and (b) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Grand Court of the Cayman Islands (the “Cayman Court”)) if they follow the required procedures, subject to certain exceptions. Cayman court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate compromises or arrangements between a Cayman Islands company and its creditors (or any class of them) or between a Cayman Islands company and its members (or any class of them).

Following amendments to the Companies Act that became effective on August 31, 2022, the majority-in-number “headcount test” in relation to the approval of members’ schemes of arrangement has been abolished. Section 86(2A) of the Companies Act provides that, if 75% in value of the members (or class of members) of a Cayman Islands company agree to any compromise or arrangement, such compromise or arrangement shall, if sanctioned by the Cayman Court, be binding on all members (or class of members) of such company and on the company itself. Where a Cayman Islands company is in the course of being wound up, such compromise or arrangement would be binding on the liquidator and contributories of the company. In contrast, section 86(2) of the Companies Act continues to require (a) approval by a majority in number representing 75% in value and (b) the sanction of the Cayman Court, in relation to any compromise or arrangement between a company and its creditors (or any class of them). At the initial directions hearing, the Cayman Court will make orders for (amongst other things) the convening of the meetings of creditors or members (or classes of them, as applicable). While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would likely to approve the arrangement if it determines that:

•	the company complied with the directions set down by the Cayman Court;

•	the meeting was properly held and the statutory provisions as to the required majority vote have been met;

•

the shareholders (or creditors) have been fairly and adequately represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority in order to promote interests adverse to those of the class; and

•	the arrangement is such that may be reasonably approved by an intelligent and honest member of that class acting in respect of his or her interest.

If a compromise or arrangement of a Cayman Islands company is approved by the members in the context of a members’ scheme (as described above), and the Cayman Court subsequently sanctions this scheme, a dissenting shareholder would have no rights comparable to the appraisal rights which it would have if the company in question were a Delaware corporation (being the right to receive payment in cash for the judicially determined value of its shares). This is because the scheme will be binding on all members (or class of members), regardless of whether all the members (or class of members) approved the scheme, upon the sanction order being made. Having said that, a dissenting shareholder would have the right to appeal the making of the sanction order to the Cayman Islands Court of Appeal, if there were grounds for doing so.

Shareholders’ Suits. In the ordinary course, litigation brought in the name of the company must be brought by the company acting by its board, such that shareholders cannot sue in the name of the company. However, in certain circumstances (including where the alleged wrongdoer is in control of the company), shareholders in Cayman Islands companies may cause proceedings to be brought derivatively for and on behalf of the company against third parties, including the company’s directors. A shareholder may also (subject to meeting the relevant requirements in the Companies Act) file winding up proceedings against our company on just and equitable grounds, based on similar factual circumstances. It is possible for the shareholder to seek alternative remedies to a winding up within the winding up petition, depending on the circumstances. Such alternative remedies include seeking a share buyout order from our company or seeking an order regulating the conduct of our company’s affairs in the future.

Indemnification of Directors and Executive Officers and Limitation of Liability. The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, in accordance with their duties to our company, including for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes duties to the company including the following: a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care and the test in the Cayman Islands against which that duty is measured is both objective and subjective.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to table resolutions at a general meeting. However, these rights may be provided in a company’s articles of association. Our current memorandum and articles of association provides that, on the requisition of shareholders holding shares representing in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit of such requisition carry the right to vote at general meetings of the Company, the board shall convene an extraordinary general meeting. However, our current memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Appointment of Directors. For so long as Baidu Holdings and its affiliates collectively hold no less than 50% of the voting power of the Company, Baidu Holdings shall be entitled to appoint, remove and replace a majority of the directors.

The board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors, appoint any person as a director, to fill a casual vacancy on the board of directors that is not a Baidu Holdings appointed director or as an addition to the existing board of directors. A vacancy on the board of directors created by the removal of a non-Baidu Holdings appointed director may be filled by way of an ordinary resolution of the Company’s shareholders or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors.

Each director whose term of office expires shall be eligible for re-election at a meeting of the Company’s shareholders or re-appointment by the board of directors.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current memorandum and articles of association, directors not appointed by Baidu Holdings may be removed by ordinary resolution of our shareholders or pursuant to an existing written agreement between the director and the Company.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up either voluntarily or compulsorily. A company may be wound up by the Grand Court of the Cayman Islands for a number of reasons, including: (i) the company has passed a special resolution requiring the company to be wound up by the Grand Court; (ii) the company is unable to pay its debts; and (iii) the Grand Court is of opinion that it is just and equitable that the company should be wound up.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our current articles of association, we may only materially adversely vary the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class of share) with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by our current memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares. Under our current memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years:

Convertible Notes

In March 2019, we completed an offering of US$1.2 billion in aggregate principal amount of convertible senior notes due 2025, or the 2025 notes. The 2025 notes have been offered in the United States to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The initial conversion rate of the 2025 notes is 33.0003 ADSs per US$1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately US$30.30 per ADS and represents a conversion premium of 32.5% above the closing price of our ADSs on March 26, 2019, which was US$22.87 per ADS). The conversion rate for the 2025 notes is subject to adjustment upon the occurrence of certain events. The 2025 notes bear interest at a rate of 2.00% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019. The 2025 notes will mature on April 1, 2025, unless previously repurchased, redeemed or converted in accordance with their terms prior to such date. The holders may require us to repurchase all or portion of the Notes for cash on April 1, 2023, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. In connection with the offering of the 2025 notes, we entered into capped call transactions with certain counterparties, where we purchased capped call options at the price of US$84.5 million. The cap price of the capped call transactions is initially US$40.02 per ADS and is subject to adjustment under the terms of the capped call transactions.

In December 2020, we completed a registered public offering of US$800 million in aggregate principal amount of convertible senior notes due 2026, or the 2026 notes. The underwriters exercised their option in full to purchase an additional US$100 million aggregate principal amount of the 2026 notes in January 2021. The initial conversion rate of the 2026 notes is 44.8179 ADSs per US$1,000 principal amount of 2026 notes (which is equivalent to an initial conversion price of approximately US$22.31 per ADS and represents a conversion premium of approximately 27.5% over the price to public per ADSs in the ADSs offering concurrent with the offering of the 2026 notes, which was US$17.50 per ADS). The conversion rate for the 2026 notes is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The 2026 notes bear interest at a rate of 4.00% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2021. The 2026 notes will mature on December 15, 2026, unless repurchased, redeemed or converted in accordance with the terms of the 2026 notes prior to such date. The holders may require us to repurchase all or part of the 2026 notes for cash on August 1, 2024, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. Concurrently with the issuance of 2026 notes, we also completed a registered follow-on public offering of 40,000,000 ADSs at a public offering price of US$17.50 per ADS. The underwriters exercised their option to purchase 4,594,756 additional ADSs at the price of US$17.50 per ADS in January 2021.

In August 2022, we entered into a definitive agreement with PAG, pursuant to which PAG subscribed for an aggregate amount of US$500 million 2028 Notes from us. We also granted PAG an option, exercisable within two months from the closing date of the transaction, to subscribe for an additional amount of up to US$50 million of the notes, under the same terms and conditions. The transaction was closed on December 30, 2022. The 2028 Notes bear an interest rate of 6% per annum and will mature on the fifth anniversary of the issuance date. The 2028 Notes may be convertible into our ADSs at the holder’s option and subject to the terms of the 2028 Notes, at an initial conversion rate of 216.9668 ADS per US$1,000 principal amount of the 2028 Notes (which is equivalent to an initial conversion price of approximately US$4.61 per ADS). Holders of the 2028 Notes have the right to require us to repurchase or repay for cash all or part of their notes, at a price equal to 120% and 130% of the principal amount of the 2028 Notes on or shortly after the third anniversary of the issuance date and the fifth anniversary of the issuance date, respectively. They also have the right to require us to repurchase for cash all or part of their notes in the event of certain fundamental changes and events of defaults. In connection with the PAG investment, Mr. Weijian Shan, executive chairman of PAG, has been appointed as a member of the board of directors, a member of the compensation committee and a non-voting member of the audit committee of the Company. Pursuant to the terms of the definitive agreement with PAG, during a period of 18 months after the closing date of the PAG investment, if we issue convertible bonds or any equity or equity-linked securities through a public offering, PAG shall have the preferred right to participate in such public offering, with the manner of such preference to be mutually agreed by us and PAG. In addition, PAG Asia was granted certain rights to require us to register the Class A ordinary shares or ADSs acquired or issuable upon conversion of the 2028 Notes with the SEC, subject to certain exceptions and conditions.

Ordinary shares

On August 19, 2019 and August 14, 2020, we issued 11,888,853 and 10,917,811 restricted Class A ordinary shares, respectively, to certain key employees in relation to the acquisition of Skymoons. As of the date of this prospectus supplement, all of these restricted Class A ordinary shares are issued and outstanding.

In March 2022, we entered into subscription agreements with Baidu and a consortium of financial investors that include Oasis Management Company Ltd., pursuant to which these parties purchased from us, through a private placement, a total of 164,705,882 newly issued Class B ordinary shares and 304,705,874 newly issued Class A ordinary shares of our company, for a total purchase price of US$285 million in cash. In accordance with the subscription agreements, Baidu subscribed for Class B ordinary shares, and the financial investors subscribed for Class A ordinary shares.

Option and Restricted Share Unit Grants

We have granted options to purchase our ordinary shares and restricted share units to certain of our directors, executive officer, employees and employees of Baidu under our 2010 Equity Incentive Plan, 2017 Share Incentive Plan and 2021 Share Incentive Plan, for their past and future services. See “Item 6. Directors, Senior Management and Employees—B. Compensation—Share Incentive Plans.” in our 2021 Form 20-F incorporated by reference into the accompanying prospectus.

Shareholders Agreements and Registration Rights

We entered into our sixth amended and restated shareholders agreement on October 26, 2017 with our then-existing shareholders. This shareholders agreement terminated upon consummation of our initial public offering other than provisions with respect to registration rights granted to our then-existing shareholders. Set forth below is a description of the registration rights granted under the agreement.

Demand Registration Rights. At any time after the earlier of (i) the four-year period following the date of the shareholders agreement or (ii) 180 days after the effective date of the registration statement for a public offering, holders of at least 30% of the registrable securities then outstanding, or Existing Initiating Holders, holders of at least 30% of the registrable securities issued or issuable upon conversion of the Series F preferred shares then outstanding, or Series F Initiating Holders, and holders of at least 30% of the registrable securities issued or issuable upon conversion of the Series G preferred shares then outstanding, or Series G Initiating Holders, have the right to demand that we file a registration statement covering the registration of any registrable securities of such holders. We have the right to defer filing of a registration statement for a period of not more than 90 days after the receipt of the request of the initiating holders under certain conditions, but we cannot exercise the deferral right more than once in any twelve-month period and we cannot register any other share during such twelve-month period. We are not obligated to effect a demand registration if we have, within the six-month period prior to the date of a demand registration request, already effected a registration. We are not obligated to effect more than four demand registrations initiated by the Existing Initiating Holders, more than two demand registrations initiated by the Series F Initiating Holders, or more than two demand registrations initiated by the Series G Initiating Holders, other than demand registration to be effected pursuant to registration statement on Form F-3, for which an unlimited number of demand registrations shall be permitted.

Piggyback Registration Rights. If we propose to file a registration statement for a public offering of our securities, we must offer holders of our registrable securities an opportunity to include in the registration the number of registrable securities of the same class or series as those proposed to be registered. If the managing underwriters of any underwritten offering determine in its view the number of registrable securities exceeds the maximum offering size, the registrable securities shall allocate first to us, second to each of holders requesting for the inclusion of their registrable securities pursuant to the piggyback registration, and third to holders of our other securities with such priorities among them as we shall determine.

Form F-3 Registration Rights. Any of the Existing Initiating Holders, Series F Initiating Holders and Series G Initiating Holders may request us in writing to file an unlimited number of registration statements on Form F-3. Promptly after receiving such request, we shall give written notice of the proposed registration and within 20 days of such notice, we shall effect the registration of the securities on Form F-3.

Expenses of Registration. We will bear all registration expenses, other than underwriting discounts and selling commissions incurred in connection with any demand, piggyback or F-3 registration.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

•	on an actual basis;

•

on a pro forma basis to give effect to the issuance and sale by us of 535,500,000 Class A ordinary shares in the form of ADSs pursuant to this prospectus supplement and the accompanying prospectus, resulting in net proceeds of US$                 million, after deducting estimated underwriting discounts and commissions, without taking into account estimated offering expenses payable by us in connection with the offering, assuming the underwriters do not exercise the option to purchase additional ADSs; and

•

on a pro forma as adjusted basis to give effect to (i) the issuance and sale by us of 535,500,000 Class A ordinary shares in the form of ADSs pursuant to this prospectus supplement and the accompanying prospectus, resulting in net proceeds of US$                 million, after deducting estimated underwriting discounts and commissions, without taking into account estimated offering expenses payable by us in connection with the offering, assuming the underwriters do not exercise the option to purchase additional ADSs; and (ii) the private placement of US$500 million in convertible senior notes to PAG (the “2028 Notes”), without taking into account estimated expenses payable by us in connection with such private placement, assuming PAG does not exercise the option to purchase additional convertible senior notes.

You should read this table together with our financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F and our unaudited interim condensed consolidated financial statements and the related notes included in our current report on Form 6-K furnished with the SEC on January 17, 2023, both of which are incorporated by reference into the accompanying prospectus.

	As of September 30, 2022
	Actual	Pro Forma	Pro Forma as Adjusted
	RMB	RMB	RMB
	(in thousands, except for share data)
Cash and cash equivalents, restricted cash and short-term investments	5,046,741

Current Liabilities
Short-term loans	3,938,938
Convertible senior notes, current portion	8,520,577
Non-Current Liabilities
Convertible senior notes, non-current portion	6,369,982
2028 Notes
Shareholders’ equity:
Ordinary shares:
Class A Ordinary Shares (US$0.00001 par value; 94,000,000,000 shares authorized, 3,246,481,443 shares issued, 3,041,871,446 shares outstanding on an actual basis; shares issued, shares outstanding on a pro forma basis; shares issued, shares outstanding on a pro forma as adjusted basis)	193
Class B Ordinary Shares (US$0.00001 par value; 5,000,000,000 shares authorized, 3,041,097,278 shares issued and outstanding on an actual basis; shares issued and outstanding on a pro forma basis; and shares issued and outstanding on a pro forma as adjusted basis)	193
Additional paid-in capital	50,676,861
Accumulated deficit	(46,803,156)
Accumulated other comprehensive income	1,482,263
Noncontrolling interests	94,561

Total shareholders’ equity	5,450,915

Total capitalization	24,280,412

DIVIDEND POLICY

Our board of directors has complete discretion on whether to distribute dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us and any tax we are required to pay could have a material and adverse effect on our ability to conduct our business” in our 2021 Form 20-F incorporated by reference into this prospectus supplement.

If we pay any dividends, we will pay our ADS holders to the same extent as holders of our Class A ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares.” Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

MANAGEMENT

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus supplement.

Directors and Executive Officers	Age	Position/Title
Junjie He	38	Chairman of the Board, Director
Yu Gong	54	Chief Executive Officer and Director
Dou Shen	43	Director
Fei Qi	41	Director
Luyao Han	36	Director
Weijian Shan	69	Director
Sam Hanhui Sun	50	Independent Director
Conor Chia-hung Yang	59	Independent Director
Jun Wang	44	Chief Financial Officer
Xiaohui Wang	54	Chief Content Officer
Wenfeng Liu	44	Chief Technology Officer
Youqiao Duan	53	Senior Vice President
Xianghua Yang	46	Senior Vice President

Junjie He has served as our director since March 2021 and chairman of our board of directors since November 2022. Mr. He serves as a vice president of Baidu (Nasdaq: BIDU; SEHK: 9888). He is in charge of Baidu’s group budgeting, financial planning and analysis, and manages Baidu’s corporate resource allocation and certain growth initiatives. Mr. He joined Baidu in 2017. Before his current position in Baidu, Mr. He oversaw Baidu’s Mergers & Acquisition Department from 2017 to 2020. Mr. He obtained his bachelor’s degree in Business Administration at Guanghua School of Management, Peking University in 2007.

Yu Gong is the founder, chief executive officer and director of our company, and oversees our overall strategy and business operations. Prior to founding iQIYI, Dr. Gong was the president and chief operating officer of umessage.com, a top mobile internet services solution provider in China. Prior to that, Dr. Gong served in the roles of vice president, senior vice president, and chief operating officer at Sohu.com, a Nasdaq-listed company (Nasdaq: SOHU), from 2003 to 2008. From 1999 to 2003, Dr. Gong was the founder and chief executive officer of focus.cn, the then largest real estate search website in China, which was sold to Sohu.com. Dr. Gong received a bachelor’s degree, a master’s degree and a doctorate degree in automation control from Tsinghua University.

Dr. Dou Shen has served as our director since September 2019. Dr. Shen currently serves as executive vice president of Baidu (Nasdaq: BIDU; SEHK: 9888). Dr. Shen has served in various other roles since joining Baidu in 2012, including in search, display advertising and financial services group. Prior to Baidu, Dr. Shen served as a researcher at Microsoft’s AdCenter Labs. He was also founder of Buzzlabs, a social media analytics company that was later acquired by IAC-owned CityGrid Media. Dr. Shen is currently the vice chair of KDDC (China chapter of ACM in data-mining). Dr. Shen currently serves on the board of directors of Trip.com Group Limited (Nasdaq: TCOM) and Kuaishou Technology (SEHK: 1024). He was previously a director of Uxin Limited (Nasdaq: UXIN) from May 2018 to November 2019. Dr. Shen holds a bachelor’s degree in engineering from North China Electric Power University, a master’s degree in engineering from Tsinghua University, and a Ph.D. in computer science from Hong Kong University of Science and Technology.

Fei Qi has served as our director since December 2022. Mr. Fei Qi joined Baidu (Nasdaq: BIDU; SEHK: 9888) in March 2021, and currently serves as vice president of Baidu, chief of staff to CEO, and head of corporate strategic department. Prior to joining Baidu, Mr. Qi served as managing director at China International Capital Corporation (CICC), where he had over 15 years of experience in the investment banking division with a focus on the TMT sector. Mr. Qi obtained his bachelor’s degree in management information systems from Tsinghua University in 2003.

Luyao Han has served as our director since November 2022. Ms. Luyao Han joined Baidu in February 2014, and currently serves as Head of Baidu’s Investments, Mergers and Acquisitions Department. Ms. Han has rich work experience in strategic investments, M&A and investment banking industry. Prior to joining Baidu, she worked in the Investment Banking Division of China International Capital Corporation Limited (SH: 601995; SEHK: 3908) from 2008 to 2014. Ms. Han obtained her bachelor’s degree in economics from Peking University.

Weijian Shan has served as our director since December 2022. Weijian Shan is the executive chairman and co-founder of PAG—one of Asia’s leading investment management groups. Between 1998 and 2010, he was co-managing partner of the private equity firm Newbridge Capital (now known as TPG Asia) and a partner of TPG. Before Newbridge, Shan was a managing director at J.P. Morgan where he worked for five years. He was an assistant professor at the Wharton School, the University of Pennsylvania for six years. He also worked at the World Bank in 1987. Shan is a Trustee of the British Museum. He is also member of the International Advisory Council of Hong Kong Exchanges and Clearing Limited. Shan is the author of three books: Out of the Gobi, Money Games and Money Machine. Shan holds an M.A. and a Ph.D. from the University of California, Berkeley, and an M.B.A. from the University of San Francisco. He graduated with a major in English from the Beijing University of International Business and Economics.

Sam Hanhui Sun has served as our independent director since March 2018. Mr. Sun has been the Chairman of VSP Private Fund Management (Zhuhai) Co., Limited since 2021. From 2016 to 2020, Mr. Sun was a venture partner at Blue Lake Capital. From 2010 to 2015, Mr. Sun served various positions at Qunar Cayman Islands Limited, a Nasdaq-listed company, including Qunar’s president in 2015 and its chief financial officer from 2010 to 2015. From 2007 to 2009, Mr. Sun was the chief financial officer of KongZhong Corporation, a Nasdaq-listed company. From 2004 to 2007, Mr. Sun served in several financial controller positions at Microsoft China R&D Group, Maersk China Co. Ltd., and SouFun.com. From 1995 to 2004, Mr. Sun worked in KPMG’s auditing practice group. Mr. Sun currently serves as a director on the boards of Zhihu Inc. (NYSE: ZH) and Yiren Digital Ltd. (NYSE: YRD). Mr. Sun served as an independent director of Fang Holdings Limited (NYSE: SFUN) from September 2010 to May 2019, Sunlands Technology Group (NYSE: STG) from March 2018 to July 2019 and CAR Inc. (formerly SEHK: 699) from August 2014 to July 2021, when CAR Inc. was privatized. Mr. Sun received a bachelor’s degree in business administration from Beijing Institute of Technology. He is a Certified Public Accountant in China.

Conor Chia-hung Yang has served as our independent director since April 2022. Conor Chia-hung Yang has been the chief financial officer of TalkingData Group Holding Limited since December 2021. Prior to that, Mr. Yang was the co-founder and president of Black Fish Group Limited from 2017 to 2021. From 2007 to 2017, Mr. Yang served in several chief financial officer positions at US-listed companies including Tuniu Corporation (Nasdaq: TOUR), E-Commerce China Dangdang Inc., and AirMedia Group Inc. Mr. Yang was the chief executive officer of Rock Mobile Corporation from 2004 to 2007, and the chief financial officer of the Asia Pacific region for Cellstar Asia Corporation from 1999 to 2004. Prior to that, Mr. Yang was a senior banker at Goldman Sachs (Asia) L.L.C., Lehman Brothers Asia Limited and Morgan Stanley Asia Limited from 1992 to 1999. Mr. Yang received his master’s degree in business administration from the University of California, Los Angeles.

Jun Wang has served as our chief financial officer since February 2022. Mr. Jun Wang has been engaged with us in January 2018 and has been responsible for advising on major capital market transactions since then. Prior to joining us, he served as a partner of Waterwood Group Limited, a private equity firm, from December 2015 to October 2017. From June 2014 to August 2015, he served as a managing director of TBP Consulting (Hong Kong) Limited. From July 2008 to June 2014, he worked at J.P. Morgan Securities (Asia Pacific) Limited with his last position being the vice president of investment banking. Mr. Wang obtained a bachelor’s degree in English from Tsinghua University in July 2000 and a master’s degree in business administration from the University of Chicago in June 2008.

Xiaohui Wang joined us in 2016 as our chief content officer. Mr. Wang is responsible for the procurement, production and operations of content business. From 2019, Mr. Wang also serves as president of our Professional

Content Business Group (PCG). Prior to joining iQIYI, Mr. Wang was vice president of China National Radio, where he served in various positions from 1990 to 2016, including director of news center from 2002 to 2003, vice president of Voice of China from 2003 to 2006, director of finance office from 2006 to 2007, and vice president from 2007 to 2016. Mr. Wang currently serves on the board of directors of Strawbear Entertainment Group (SEHK: 2125). Mr. Wang holds a bachelor’s degree in journalism from Jilin University, a master’s degree in business administration from Cheong Kong Graduate School of Business and a Ph.D. in literature from the Communication University of China.

Wenfeng Liu joined us in 2012 and is our chief technology officer. From 2019, Mr. Liu also serves as president of our Infrastructure and Intelligent Content Distribution Business Group (IIG). Mr. Liu served as our vice president of technology, IT operation, product marketing and business development. Prior to joining us, Mr. Liu served as research and development manager from 2011 to 2012 at VMware China Research Center, where he led the research, development and distribution of various update and maintenance releases of Vmware vSphere projects. From 2003 to 2011, Mr. Liu served in various senior positions at Intel China Research Center, including the role of research and development manager between 2007 to 2011, in which position he spearheaded Intel’s various global R&D initiatives. Mr. Liu holds a bachelor’s degree and a master’s degree in computer science from Zhejiang University.

Youqiao Duan joined us in 2012 and is our senior vice president responsible for membership business and intelligent device business. Prior to joining us, Mr. Duan was senior director responsible for investment business at Skyworth Group, where he worked from 2008 to 2012. Mr. Duan holds a bachelor’s degree in automation control from Tsinghua University.

Xianghua Yang joined us in 2010 and is our senior vice president responsible for oversea business and motion picture business. Mr. Yang led iQIYI Pictures from 2014 to 2016 and led our mobile business department from 2010 to 2014. Prior to joining us, Mr. Yang served as deputy general manager of wireless business department at Sohu.com, responsible for R&D, marketing and mobile business. Mr. Yang holds both bachelor’s and master’s degrees in hydraulic and hydroelectric engineering from Tsinghua University.

Share Incentive Plans

The 2010 Plan

We adopted the 2010 Plan on October 18, 2010, which was subsequently amended and restated on November 3, 2014, August 6, 2016 and September 15, 2020, for the purpose of granting share-based compensation awards either through a proprietary interest in our long-term success, or compensation based on fulfilling certain performance goals to employees, officers, directors and consultants to incentivize their performance and promote the success of our business. Under the 2010 Plan, the maximum aggregate number of shares which may be issued pursuant to all awards is 589,729,714 shares. As of January 10, 2023, options to purchase a total of 343,782,371 Class A ordinary shares were outstanding under the 2010 Plan.

The following paragraphs summarize the terms of the 2010 Plan.

Types of Awards. The Plan permits the awards of options, share appreciation rights, share grants and restricted share units.

Plan Administration. A committee consisting of at least two individuals determined by our board acts as the plan administrator. The plan administrator will determine the participants who are to receive awards, the number of awards to be granted, and the terms and conditions of each award grant. The plan administrator can amend outstanding awards and interpret the terms of the 2010 Plan and any award agreement.

Award Agreement. Options to purchase ordinary shares granted under the 2010 Plan are evidenced by an award agreement that sets forth the terms and conditions for each grant.

Exercise Price. The excises price of an option or a share appreciation right will be determined by the plan administrator. In certain circumstances, such as a recapitalization, a spin-off, reorganization, merger, separation and split-up, the plan administrator may adjust the exercise price of outstanding options and share appreciation rights.

Eligibility. We may grant awards to our employees, directors or consultants or employees, directors or consultants or our affiliates.

Term of the Awards. Unless otherwise determined by the board of directors, the term of each option or share appreciation right granted under the 2010 Plan shall not exceed ten years from date of the grant.

Vesting Schedule. In general, the plan administrator determines the vesting schedule, which is set forth in the award agreement.

Acceleration of Awards upon Change in Control. The plan administrator may determine, at the time of grant or thereafter, that an award shall become vested and exercisable, in full or in part, in the event that a change in control of our company occurs.

Transfer Restrictions. Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.

Termination. The plan shall terminate on October 17, 2030 provided that our board may terminate the plan at any time and for any reason.

The 2017 Plan

We adopted the 2017 Plan on November 30, 2017, which was further amended on December 7, 2017, for the purpose of promoting the success and enhance the value of iQIYI, Inc., by linking the personal interests of the members of the board, employees, consultants and other individuals to those of our shareholders and, by providing an incentive for outstanding performance, to generate superior returns for our shareholders. Under the 2017 Plan, the maximum aggregate number of ordinary shares which may be issued pursuant to all awards is 720,000 ordinary shares, all of which have been granted in the form of restricted share units. As of February 28, 2022, 369,500 of the granted restricted share units had been forfeited due to the departure of the relevant grantees, and the remaining 350,500 restricted share units had been vested and exercised. As such, as of January 10, 2023, no awards were outstanding under the 2017 Plan.

The following paragraphs summarize the terms of the 2017 Plan.

Types of Awards. The Plan permits the awards of options, restricted shares and restricted share units.

Plan Administration. A committee of one or more members of the board acts as the plan administrator. The plan administrator will determine the participants who are to receive awards, the type or types of awards to be granted, the number of awards to be granted, and the terms and conditions of each award grant. The plan administrator can amend outstanding awards and interpret the terms of the 2017 Plan and any award agreement.

Award Agreement. Awards granted under the 2017 Plan are evidenced by an award agreement that sets forth the terms and conditions for each grant.

Exercise Price. The excises price of an option will be determined by the plan administrator, but shall not be less than the fair market value on the grant date of the respective option or share appreciation right. In certain circumstances, such as a recapitalization, a spin-off, reorganization, merger, separation and split-up, the plan administrator may adjust the exercise price of outstanding options and share appreciation rights.

Eligibility. We may grant awards to our employees, consultants, and all members of the board, and other individuals.

Term of the Awards. The term of each option or share appreciation right granted under the 2017 Plan shall not exceed ten years from date of the grant.

Vesting Schedule. In general, the plan administrator determines the vesting schedule, which is set forth in the relevant award agreement.

Transfer Restrictions. Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.

Termination. The plan shall terminate on November 29, 2027, provided that our board may terminate the plan at any time and for any reason.

The shares reserved and to be issued under the 2010 Plan and the 2017 Plan have been registered on the Form S-8 on May 24, 2018 and the Form S-8 on March 28, 2022.

The 2021 Plan

We also adopted the 2021 Plan on December 2, 2021 which was further amended on November 2, 2022 for the purpose of promoting the success and enhance the value of iQIYI, Inc., by linking the personal interests of the directors, employees and consultants to those of our shareholders and, by providing an incentive for outstanding performance, to generate superior returns for our shareholders. Under the 2021 Plan, the maximum aggregate number of ordinary shares which may be issued pursuant to all awards is initially 364,000,000 Class A ordinary shares, or the 2021 Plan Award Pool, provided that if restricted share units, or options with an exercise price of $0, are granted, each restricted share unit (that entitles the holder to one share) and each option with an exercise price of $0 granted shall reduce the number of shares in the 2021 Plan Award Pool available for future grants by 1.3 shares. As of January 10, 2023, options to purchase a total of 127,561,798 Class A ordinary shares (with an exercise price of $0) were outstanding under the 2021 Plan.

The following paragraphs summarize the terms of the 2021 Plan.

Types of Awards. The Plan permits the awards of options and restricted share units.

Plan Administration. A committee of one or more members of the board acts as the plan administrator, and the board shall conduct the general administration of the plan if required by applicable laws, and with respect to awards granted to members of the committee that acts as the plan administrator. The plan administrator will determine the participants who are to receive awards, the type or types of awards to be granted, the number of awards to be granted, and the terms and conditions of each award grant. The plan administrator can amend outstanding awards and interpret the terms of the 2021 Plan and any award agreement.

Award Agreement. Awards granted under the 2021 Plan are evidenced by an award agreement that sets forth the terms and conditions for each grant.

Exercise Price. The excises price of an option will be determined by the plan administrator and can be lower than par value of the share. In certain circumstances, such as a recapitalization, a spin-off, reorganization, merger, separation and split-up, the plan administrator may adjust the exercise price of outstanding options and share appreciation rights.

Eligibility. We may grant awards to our directors, employees and consultants.

Term of the Awards. The term of each option or share appreciation right granted under the 2021 Plan shall not exceed ten years from date of the grant unless otherwise determined by the shareholders or the board under the condition that our company decides to follow home country practice.

Vesting Schedule. In general, the plan administrator determines the vesting schedule, which is set forth in the relevant award agreement.

Transfer Restrictions. Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.

Termination. The plan shall terminate on December 2, 2031, provided that our board may terminate the plan at any time and for any reason.

The following table summarizes, as of January 10, 2023, the outstanding options that we granted to our directors and executive officers:

Name	Class A Ordinary Shares Underlying Options Awarded	Exercise Price (US$/Share)	Date of Grant	Date of Expiration
Yu Gong	147,820,116	0 to 0.51	Various dates from 2010/10/18 to 2022/3/11	Various dates from 2024/12/15 to 2032/3/11
Jun Wang	*	0 to 0.51	Various dates from 2018/2/28 to 2022/3/11	Various dates from 2028/2/28 to 2032/3/11
Xiaohui Wang	*	0 to 0.51	Various dates from 2016/8/5 to 2022/3/11	Various dates from 2026/8/5 to 2032/3/11
Xianghua Yang	*	0 to 0.51	Various dates from 2014/12/25 to 2022/3/11	Various dates from 2024/12/25 to 2032/3/11
Youqiao Duan	*	0 to 0.51	Various dates from 2014/12/25 to 2022/3/11	Various dates from 2024/12/25 to 2032/3/11
Wenfeng Liu	*	0 to 0.51	Various dates from 2014/12/15 to 2022/3/11	Various dates from 2024/12/15 to 2032/3/11

Total	219,908,274

Notes:

*	The aggregate number of ordinary shares exercisable from all options granted is less than 1% of our total issued and outstanding ordinary shares.

As of January 10, 2023, other grantees as a group held options to purchase 251,435,895 Class A ordinary shares of our company, with exercise prices ranging from US$0 to US$0.51 per share.

Board of Directors

Our board of directors consists of eight directors. Baidu has the right to appoint a majority of our directors as long as it holds no less than 50% of the voting power of our Company. In addition, some of our directors are also senior management of Baidu. See “Risk Factors—Risks Related to Our Relationship with Baidu—We may have conflicts of interest with Baidu and, because of Baidu’s controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.” A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested provided (i) such director, if his interest in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice and (ii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

We have established an audit committee and a compensation committee under the board of directors. We have adopted a charter for each of the two committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Sam Hanhui Sun, Conor Chia-hung Yang, Fei Qi and Weijian Shan and is chaired by Mr. Sam Hanhui Sun. We have determined that Sam Hanhui Sun and Conor Chia-hung Yang satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that members including Sam Hanhui Sun and Conor Chia-hung Yang qualify as “audit committee financial experts.” Mr. Weijian Shan and Mr. Fei Qi are non-voting members of the audit committee. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•	discussing the annual audited financial statements with management and the independent registered public accounting firm;

•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	meeting separately and periodically with management and the independent registered public accounting firm; and

•	reporting regularly to the board.

Compensation Committee. Our compensation committee consists of Junjie He, Fei Qi, Weijian Shan and Sam Hanhui Sun and is chaired by Mr. Junjie He. We have determined that Sam Hanhui Sun satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•	reviewing the total compensation package for our executive officers and making recommendations to the board with respect to it;

•	approving and overseeing the total compensation package for our executives other than the three most senior executives;

•	reviewing the compensation of our directors and making recommendations to the board with respect to it; and

•	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of January 10, 2023:

•	each of our directors and executive officers; and

•	each person known to us to own beneficially 5% or more of our ordinary shares.

The calculations in the table below are based on 6,088,730,690 ordinary shares outstanding as of January 10, 2023, comprising of 3,047,633,412 Class A ordinary shares (excluding 198,848,031 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercising of awards under our share incentive plans) and 3,041,097,278 Class B ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire, or sell without any selling restrictions, as the case may be, within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Before This Offering					Ordinary Shares Beneficially Owned After This Offering
	Class A Ordinary Shares Beneficially Owned(†)		Class B Ordinary Shares Beneficially Owned(††)		Voting Power(†††)	Class A Ordinary Shares Beneficially Owned(†)		Class B Ordinary Shares Beneficially Owned(††)		Voting Power(†††)
	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers:**
Yu Gong(1)	139,899,878	4.4	—	—	*	139,899,878	3.8	—	—	*
Junjie He	—	—	—	—	—	—	—	—	—	—
Dou Shen	*	*	—	—	*	*	*	—	—	*
Fei Qi	—	—	—	—	—	—	—	—	—	—
Luoyao Han	—	—	—	—	—	—	—	—	—	—
Weijian Shan(2)	—	—	—	—	—	—	—	—	—	—
Sam Hanhui Sun(3)	—	—	—	—	—	—	—	—	—	—
Conor Chia-hung Yang(4)	—	—	—	—	—	—	—	—	—	—
Jun Wang	*	*	—	—	—	*	*	—	—	—
Xiaohui Wang	*	*	—	—	*	*	*	—	—	*
Youqiao Duan	*	*	—	—	*	*	*	—	—	*
Xianghua Yang	*	*	—	—	*	*	*	—	—	*
Wenfeng Liu	*	*	—	—	*	*	*	—	—	*
All directors and executive officers as a group	185,385,734	5.8	—	—	*	185,385,734	4.9	—	—	*
Principal Shareholders:
Baidu(5)	7,933,331	*	3,041,097,278	100.0	90.9	7,933,331	*	3,041,097,278	100.0	89.5
PAG(6)	835,322,180	21.5	—	—	2.4	835,322,180	18.9	—	—	2.4
Xiaomi Ventures Limited(7)	341,874,885	11.2	—	—	1.0	341,874,885	9.5	—	—	1.0

Notes:

*	Less than 1%.
**

Except for Junjie He, Dou Shen, Fei Qi and Luyao Han, and as indicated otherwise below, the business address of our directors and executive officers is 3/F, iQIYI Youth Center, Yoolee Plaza, No.21, North Road of Workers’ Stadium, Chaoyang District, Beijing, 100027, China. The business address of Junjie He, Dou Shen, Fei Qi and Luyao Han is Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, China.

†

For each person and group included in this column, percentage ownership is calculated by dividing the number of Class A ordinary shares beneficially owned by such person or group, including Class A ordinary shares that such person or group has the right to acquire, or sell without any selling restrictions, as the case may be, within 60 days from January 10, 2023, by the sum of the total number of

Class A ordinary shares outstanding as of January 10, 2023 and the number of Class A ordinary shares underlying the options or other right held by such person or group that are exercisable to acquire Class A ordinary shares within 60 days from January 10, 2023.

††

For each person and group included in this column, percentage ownership is calculated by dividing the number of Class B ordinary shares beneficially owned by such person or group, including Class B ordinary shares that such person or group has the right to acquire, or sell without any selling restrictions, as the case may be, within 60 days from January 10, 2023, by the sum of the total number of Class B ordinary shares outstanding as of January 10, 2023 and the number of Class B ordinary shares underlying the options or other right held by such person or group that are exercisable to acquire Class B ordinary shares within 60 days from January 10, 2023.

†††

For each person or group included in this column, percentage of total voting power represents voting power based on both Class A and Class B ordinary shares held by such person or group, including Class A and Class B ordinary shares that such person or group has the right to acquire, or sell without any selling restrictions, as the case may be, within 60 days from January 10, 2023, with respect to all outstanding shares of our Class A and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per Class A ordinary share. Each holder of our Class B ordinary shares is entitled to ten votes per Class B ordinary share. Our Class B ordinary shares are convertible at any time by the holder into Class A ordinary shares on a share-for-share basis.

(1)

Representing (i) 133,464,704 Class A ordinary shares that Dr. Gong may purchase upon exercise of options within 60 days of the date of this prospectus supplement, and (ii) 6,435,174 Class A ordinary shares held by Cannes Ventures Limited, a company incorporated in the Cayman Islands. Cannes Ventures Limited is wholly-owned by Dr. Gong. The registered address of Cannes Ventures Limited is 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands.

(2)	The address of Mr. Weijian Shan is 33/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong.
(3)	The address of Sam Hanhui Sun is 3-4-802, 17 Fen-si-ting Avenue, Dongcheng District, Beijing 100009, China.
(4)	The address of Conor Chia-hung Yang is 2/F East Tower, Qihao Beijing Building, No.8 Xinyuan South Road, Chaoyang District, Beijing, China.
(5)

Representing (i) 7,933,331 Class A ordinary shares, in the form of ADSs, and (ii) 2,876,391,396 Class B ordinary shares held by Baidu Holdings Limited, a company incorporated in British Virgin Islands, and (iii) 164,705,882 Class B ordinary shares held by Baidu (Hong Kong) Limited, a company incorporated in Hong Kong. Baidu (Hong Kong) Limited is wholly owned by Baidu Holding Limited, which in turn is wholly owned by Baidu. The business address of each of Baidu Holdings Limited and Baidu (Hong Kong) Limited is No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, China.

(6)

Representing 835,322,180 Class A Ordinary Shares issuable upon conversion of the 2028 Notes held by PAGAC IV-1 (Cayman) Limited (assuming full exercise of the oversubscription option), as reported in a Schedule 13D filed by PAGAC IV-1 (Cayman) Limited on January 9, 2023. PAGAC IV-1 (Cayman) Limited is a company incorporated in British Virgin Islands. The address of PAGAC IV-1 (Cayman) Limited is P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106 Cayman Islands.

(7)

Representing 341,874,885 Class A ordinary shares held by Xiaomi Ventures Limited as of December 31, 2018, as reported in a Schedule 13G filed by Xiaomi Ventures Limited on February 1, 2019. Xiaomi Ventures Limited is a company incorporated in British Virgin Islands. Xiaomi Ventures Limited is beneficially owned and controlled by Xiaomi Corporation. The registered address of Xiaomi Ventures Limited is c/o P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share. We issued Class A ordinary shares represented by our ADSs in our initial public offering in April 2018. Holders of our Class B ordinary shares may choose to convert their Class B ordinary shares into the same number of Class A ordinary shares at any time. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstance.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. To our knowledge, as of January 10, 2023, 2,648,069,433 of our Class A ordinary shares were held by three record holders in the United States, representing 86.9% of our total issued and outstanding Class A ordinary shares as of such date (excluding 198,848,031 Class A ordinary shares reserved for future issuances upon the exercising of awards granted under the issuer’s share incentive plans). As of the date of this prospectus supplement, none of our Class B ordinary shares are held by record holders in the United States.

TAXATION

The following are material Cayman Islands, People’s Republic of China and U. S. federal income tax considerations of an investment in our ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in our ADSs or Class A ordinary shares, such as tax considerations under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Walkers (Hong Kong), our special Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Jingtian & Gongcheng, our special PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of our ADSs or Class A ordinary shares levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

The Enterprise Income Tax Law provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC is treated as a PRC resident enterprise for PRC tax purposes and consequently subject to the PRC income tax at the rate of 25% on its global income. The implementing rules of the Enterprise Income Tax Law merely define the location of the “de facto management body” as an “organizational body which effectively manages and controls the production and business operation, personnel, accounting, properties and other aspects of operations of an enterprise.” Based on a review of surrounding facts and circumstances, we do not believe that we should be considered a PRC resident enterprise for PRC tax purposes. However, there is limited guidance and implementation history of the Enterprise Income Tax Law, and if we are treated as a PRC resident enterprise for PRC tax purposes, we will be subject to PRC tax on our global income at a uniform tax rate of 25%.

PRC income tax at the rate of 10% will be withheld from payments of dividends we make to shareholders (including ADS holders) that are “non-resident enterprises” of the PRC, if such shareholders do not have an establishment or place of business in the PRC, or if they have such establishment or place of business in the PRC but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends are deemed to be sourced within the PRC.

Furthermore, any gain realized on the transfer of the ADSs or shares by such “non-resident enterprises” shareholders (including ADS holders) would be subject to PRC income tax at 10% if such gain is regarded as income derived from sources within the PRC.

Furthermore, if we are considered a PRC resident enterprise and relevant PRC tax authorities consider the dividends we pay or any gains realized from the transfer of our ADSs or shares to be income derived from sources within the PRC, such dividends and gains earned by nonresident individual shareholders (including ADS holders) would be subject to the 20% PRC individual income tax (which in the case of dividends may be withheld at source).

These rates could be reduced by applicable tax treaties or similar arrangements between China and the jurisdiction of the shareholder. For example, for shareholders in Hong Kong, the tax rate is reduced to 5% for dividends. However, it is unclear whether non-PRC shareholders would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax considerations under present law of the ownership and disposition of the ADSs or Class A ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to own the ADSs or Class A ordinary shares.

This discussion applies only to a U.S. Holder (described below) that acquires the ADSs in this offering and holds the ADSs or Class A ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including the alternative minimum tax, the Medicare contribution tax on net investment income and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or certain electing traders in securities that use a mark-to-market method of tax accounting;

•	persons holding ADSs or Class A ordinary shares as part of a straddle, integrated or similar transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes and their partners;

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•	persons that own or are deemed to own ADSs or Class A ordinary shares representing 10% or more of our voting power or value; or

•	persons holding ADSs or Class A ordinary shares in connection with a trade or business outside the United States.

If a partnership (or other entity or arrangement that is classified as a partnership for U.S. federal income tax purposes) owns ADSs or Class A ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisers as to their particular U.S. federal income tax consequences of owning and disposing of ADSs or Class A ordinary shares.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and the PRC (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion assumes that each obligation under the deposit agreement will be performed in accordance with its terms. As used herein, a “U.S. Holder” is a person that is for U.S. federal income tax purposes a beneficial owner of the ADSs or Class A ordinary shares and:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, a U.S. Holder that owns ADSs will be treated as the owner of the underlying Class A ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying Class A ordinary shares represented by those ADSs.

This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ADSs or Class A ordinary shares in their particular circumstances.

Taxation of Distributions

The following discussion is subject to the discussion below under “—Passive Foreign Investment Company Rules.”

Distributions paid on the ADSs or Class A ordinary shares, other than certain pro rata distributions of ADSs or Class A ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid on the ADSs to certain noncorporate U.S. Holders may be taxable at the reduced rates applicable to “qualified dividend income” if certain conditions are met, and provided that we are not a passive foreign investment company (a “PFIC”) for the taxable year of distribution and were not a PFIC for the preceding taxable year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rates on dividends in their particular circumstances.

Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s (in the case of Class A ordinary shares) or the depositary’s (in the case of ADSs) actual or constructive receipt. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Dividends will be treated as foreign-source income for foreign tax credit purposes. As described in “—People’s Republic of China Taxation,” dividends paid by us may be subject to PRC withholding tax in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC withholding tax. Subject to applicable limitations, which vary depending upon the U.S. Holder’s circumstances, and the discussion below regarding the impact of certain Treasury regulations, PRC taxes withheld from dividend payments (at a rate not exceeding any applicable rate provided in the Treaty in the case of a U.S. Holder that is eligible for Treaty benefits) generally will be creditable against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, under Treasury regulations, in absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes to be creditable, the relevant foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the PRC income tax system meets all these requirements. U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may be able to elect to deduct any such PRC taxes in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Sale or Other Taxable Disposition of ADSs or Class A Ordinary Shares

The following discussion is subject to the discussion below under “—Passive Foreign Investment Company Rules.”

A U.S. Holder will generally recognize capital gain or loss on a sale or other taxable disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the ADSs or Class A ordinary shares disposed of, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if, at the time of the sale or disposition, the U.S. Holder has owned the ADSs or Class A ordinary shares for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to tax rates that are lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.

As described in “—People’s Republic of China Taxation,” gains on the sale of ADSs or Class A ordinary shares may be subject to PRC taxes. Under the Code, capital gains of U.S. persons are generally treated as U.S.-source income. However, U.S. Holders that are eligible for benefits under the Treaty may be able to elect to treat the gain as foreign-source income and claim a foreign tax credit in respect of PRC taxes on disposition gains. Treasury regulations generally preclude a U.S. Holder from claiming a foreign tax credit with respect to PRC income taxes on gains from dispositions of ADSs or Class A ordinary shares if the U.S. Holder does not elect to apply the benefits of the Treaty. However, in the case that the U.S. Holder does not elect to apply the benefits of the Treaty, it is possible that any PRC taxes on disposition gains may either be deductible or reduce the amount realized on the disposition. The rules governing foreign tax credits and deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisers regarding their eligibility for the benefits of the Treaty and the creditability or deductibility of any PRC tax on disposition gains in their particular circumstances, including the Treaty’s resourcing rule, any reporting requirements with respect to a Treaty-based return position and any applicable limitations.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, gains from financial investments, rents and royalties (other than certain rents and royalties considered to be derived in the active conduct of a trade or business). Cash is generally a passive asset for these purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

Based on the current composition of our income and assets and the estimated value of our assets, including goodwill, which is based on our current market capitalization, we do not expect to be a PFIC for our current taxable year, but there can be no assurance in this regard. Our PFIC status for any taxable year is an annual factual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets (including goodwill) from time to time. The value of our goodwill may be determined, in large part, by reference to our average market capitalization (which has been, and may continue to be, volatile). Therefore, we may be or become a PFIC for the current or any future taxable year if the trading price of our ADSs declines or continues to be volatile after this offering. Additionally, our annual PFIC status may also depend on how, and how quickly, we use our cash and other liquid assets. Moreover, it is not entirely clear how the contractual arrangements between us and the VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if the VIEs are not treated as owned by us. In addition, there are uncertainties in the application of the PFIC rules. Therefore it is possible that the Internal Revenue Service may challenge our classification or quantification of certain of our income streams, our classification or the value of certain of our assets, or the extent to which our goodwill will be attributable to active income, each of which may result in us being or becoming a PFIC for any taxable year. Accordingly, we can give no assurance that we will not be a PFIC for our current or any future taxable year.

If we are a PFIC for any taxable year and any entity in which we own or are deemed to own equity interests (including our subsidiaries and the VIEs) is also a PFIC (any such entity, a “Lower-tier PFIC”), a U.S. Holder will be deemed to own a proportionate amount (by value) of the shares of each such Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the next paragraph on (i) certain distributions by any Lower-tier PFIC and (ii) dispositions of shares of any Lower-tier PFIC, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions.

In general, if we are a PFIC for any taxable year during which a U.S. Holder owns the ADSs or Class A ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of its ADSs or Class A ordinary shares will be allocated ratably over its holding period. The amounts allocated to the taxable year of the sale or disposition and to any taxable years before the first taxable year in which we became a PFIC will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as applicable, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any taxable year on its ADSs or Class A ordinary shares exceed 125% of the average of the annual distributions on the ADSs or Class A ordinary shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, such excess distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or Class A ordinary shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns the ADSs or Class A ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless we cease to be a PFIC and the U.S. Holder makes a timely “deemed sale” election with respect to the ADSs or Class A ordinary shares, in which case such U.S. Holder will be deemed to have sold the ADSs or Class A ordinary shares held at their fair market value, and any gain on the deemed sale will be taxed under the PFIC rules described above.

Alternatively, if we are a PFIC for any taxable year and if the ADSs are “regularly traded” on a “qualified exchange,” each as defined in applicable Treasury Regulations, a U.S. Holder of ADSs could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The ADSs will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq, where the ADSs, but not the Class A ordinary shares, are listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over the U.S. Holder’s adjusted tax basis in the ADSs and will recognize an ordinary loss in respect of any excess of the adjusted tax basis in the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ADSs will be adjusted to reflect the amounts of any income or loss recognized. Any gain recognized on the sale or other disposition of the ADSs in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on ADSs will be treated as discussed under “—Taxation of Distributions” above (but subject to the discussion in the immediately subsequent paragraph). Moreover, there is no law, regulation or administrative guidance that permits U.S. Holders to make a mark-to-market election with respect to any Lower-tier PFIC the shares of which are not regularly traded. Therefore, if we are a PFIC for any taxable year, U.S. Holders could be subject to the general PFIC rules described in the preceding paragraph with respect to any Lower-tier PFIC even if they make a valid mark-to-market election with respect to us. U.S. Holders should consult their tax advisers regarding the advisability and availability of a mark-to-market election in their particular circumstances. A mark-to-market election will not be available for Class A ordinary shares unless they are regularly traded on a qualified exchange. Our Class A ordinary shares currently are not listed on any exchange.

If we are a PFIC for any taxable year in which we pay a dividend or for the prior taxable year, the favorable tax rate described above under “—Taxation of Distributions” with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If we are a PFIC for any taxable year during which a U.S. Holder owns any ADSs or Class A ordinary shares, the U.S. Holder will generally be required to file annual reports with the Internal Revenue Service. U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of ADSs or Class A ordinary shares.

Information Reporting and Backup Withholding

Payments of dividends and proceeds from the sale or exchange of ADSs or Class A ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding, generally on Internal Revenue Service Form W-9. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will generally be allowed as a credit against its U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (and certain specified entities) may be required to report information relating to their ownership of the ADSs or Class A ordinary shares, or any non-U.S. accounts through which the ADSs or Class A ordinary shares are held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs or Class A ordinary shares.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated              among us and the underwriters named below, for whom BofA Securities, Inc., Goldman Sachs (Asia) L.L.C. and J.P. Morgan Securities LLC are acting as the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the respective number of ADSs shown opposite its name below:

Underwriters	Number of ADSs
BofA Securities, Inc.
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that if an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer ADSs in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman, Sachs & Co.

The address of BofA Securities, Inc. is One Bryant Park, New York, NY 10036, United States of America. The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179, U.S.A.

Option to Purchase Additional ADSs

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 11,475,000 ADSs from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be severally and not jointly obligated, subject to specified conditions, to purchase a number of additional ADSs proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Commission and Expenses

The underwriters have advised us that they propose to offer the ADSs to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of US$             per ADS. After the offering, the public offering price, concession and reallowance to dealers may be varied by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	Per ADS		Total
	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs
Public offering price	US$	US$	US$	US$
Underwriting discounts and commissions paid by us	US$	US$	US$	US$
Proceeds to us, before expenses	US$	US$	US$	US$

We estimate that our offering expenses for this offering, other than the underwriting discounts and commissions referred to above, will be approximately US$             million.

Listing

Our ADSs are listed on Nasdaq under the trading symbol “IQ.”

Stamp Taxes

If you purchase ADSs offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

No Sale of Similar Securities

We have agreed, except for the ADSs offered hereunder, not to, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of this prospectus supplement (the “Lock-up Period”), without the prior written consent of BofA Securities, Inc., Goldman Sachs (Asia) L.L.C. and J.P. Morgan Securities LLC (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly any ADSs or any securities of the Company that are substantially similar to the ADSs, including but not limited to any options or warrants to purchase ADSs or underlying shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or underlying shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement); (ii) permit the Company’s transfer agent to register any ordinary shares of the Company other than the underlying shares in the name of the depositary, or (iii) permit the depositary to issue any ADSs.

The restrictions described in the preceding paragraph do not apply to (a) the ADSs to be sold hereunder by the Company, (b) the issuance by the Company of underlying shares upon the exercise of an option, vesting of restricted share unit or other share award outstanding on the date hereof, or the conversion of a security outstanding on the date hereof of which the underwriters have been advised in writing, (c) the issuance of any underlying shares or ADSs upon conversion of the Company’s 2.00% convertible senior notes due 2025 and 3.75% convertible senior notes due 2023, (d) the grant of options, restricted share units or other share awards to purchase ordinary shares under the Company’s share incentive plans existing as of the date hereof, (e) the issuance of any shares or ADSs upon conversion of the Company’s 6.00% convertible senior notes due 2028, the issuance of convertible senior notes upon the exercise by PAG Asia to subscribe for an additional amount of up to US$50 million of convertible senior notes and the issuance of any shares or ADSs upon conversion of such notes, or (f) the filing of any registration statement on SEC Form S-8 relating to the Company’s existing share incentive plans disclosed as of the date hereof.

Lock-Up Agreements

Our directors and officers and our controlling shareholder, Baidu, have agreed, during the Lock-up Period, not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, make any short sale, file a registration statement under the Securities Act, with respect to, or otherwise dispose of (including, without limitation, entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), whether any of these transactions are to be settled by delivery of ADSs or ordinary shares or other securities of the Company that are substantially similar to ADSs or ordinary shares, in cash or otherwise, nor publicly disclose the intention to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, make any short sale, file a registration statement under the Securities Act, with respect to, or otherwise dispose of any ADSs or ordinary shares or any securities of the Company convertible into or exchangeable for, or that represent the right to receive, ADSs whether now owned or hereinafter acquired, owned directly by each of our directors, officers and principal shareholder with respect to which he or she has beneficial ownership within the meaning of the rules and regulations of the SEC, subject to certain exceptions.

The representatives may, may, in their sole discretion and at any time or from time to time before the termination of the Lock-up Period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement providing consent to the sale of ADSs prior to the expiration of the Lock-up Period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ADSs at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing the ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs.

“Naked” short sales are sales in excess of the option to purchase additional ADSs. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.

A stabilizing bid is a bid for the purchase of ADSs on behalf of the underwriters for the purpose of fixing or maintaining the price of the ADSs. A syndicate covering transaction is the bid for or the purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering, certain of the underwriters (and selling group members) may engage in passive market making transactions in our ADSs on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us, our affiliates or to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the

ADSs offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the ADSs may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADSs without disclosure to investors under Chapter 6D of the Corporations Act. The ADSs applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADSs must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any ADSs recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

British Virgin Islands

The ADSs are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The ADSs may be offered to companies incorporated under the BVI Business Companies Act, 2004 (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the ADSs for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.

Canada

The ADSs may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters(s) are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Cayman Islands

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the ADSs and no such invitation is made hereby.

European Economic Area

The ADSs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, as amended.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ADSs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ADSs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of ADSs in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from a requirement to publish a prospectus for offers of ADSs. This prospectus supplement is not a prospectus for the purpose of the Prospectus Regulation.

Hong Kong

The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The ADSs have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The ADSs may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

PRC

This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the ADSs may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the Special Administrative Regions of Hong Kong and Macao.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”)), under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the ADSs under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the ADSs under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A.

Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

United Arab Emirates

The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

This prospectus supplement is not intended to constitute an offer, sale or delivery of ADSs or other securities under the laws of the United Arab Emirates, or the UAE. The ADSs have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

The offering, the ADSs and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

In relation to its use in the UAE, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the ADSs may not be offered or sold directly or indirectly to the public in the UAE.

United Kingdom

In relation to the United Kingdom, no ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of our ADSs at any time under the following exemptions under the UK Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the ADSs shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offerings and our ADSs to be offered so as to enable an investor to decide to purchase or subscribe for our ADSs, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the U.S. Securities and Exchange Commission, or the SEC. SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports, and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

LEGAL MATTERS

We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law, by Walkers (Hong Kong) with respect to legal matters of Cayman Islands law and by Jingtian & Gongcheng with respect to legal matters of PRC law. The underwriters are being represented by Latham & Watkins, LLP with respect to certain legal matters as to United States federal securities and New York State law, and by Han Kun Law Offices with respect to legal matters of PRC law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Walkers (Hong Kong). Davis Polk & Wardwell LLP may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law. Latham & Watkins, LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of iQIYI, Inc. appearing in iQIYI, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2021, and the effectiveness of iQIYI, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, the People’s Republic of China.

PROSPECTUS

iQIYI, Inc.

Class A Ordinary Shares

Debt Securities

We may from time to time in one or more offerings offer and sell our debt securities or Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A ordinary shares held by them. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 57 of this prospectus.

The ADSs are listed on the Nasdaq Global Select Market under the symbol “IQ.” On December 14, 2020, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$22.60 per ADS.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2020

i

ABOUT THIS PROSPECTUS

We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to our American depositary shares, each of which represents seven Class A ordinary shares;

•	“Baidu” refers to Baidu, Inc., our parent company and controlling shareholder;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

•	“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value US$0.00001 per share;

•	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States; and

•

“we,” “us,” “our company” and “our” refer to iQIYI, Inc., a Cayman Islands company, and its subsidiaries, and, in the context of describing our operations and combined and consolidated financial information, also include its consolidated affiliated entities in the PRC.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•	our goals and strategies;

•	our ability to retain and increase the number of users, members and advertising customers, and expand our service offerings;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenues, costs or expenditures;

•	competition in our industry;

•	government policies and regulations relating to our industry;

•	general economic and business conditions globally and in China; and

•	assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

CORPORATE INFORMATION

Our principal executive offices are located at 9/F, iQIYI Innovation Building, No. 2 Haidian North First Street, Haidian District, Beijing, 100080 People’s Republic of China. Our telephone number at this address is +86 10-6267-7171. Our registered office in the Cayman Islands is located at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities and notes registered by the registration statement of which this prospectus is a part.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.iqiyi.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Please see the factors set forth under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•

We have been and may again be subject to legal proceedings, claims and investigations in the ordinary course of business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations and financial condition;

•	We have incurred net losses since our inception and may continue to incur losses in the future;

•

If we fail to anticipate user preferences and provide high-quality content, especially popular original content, in a cost-effective manner, we may not be able to attract and retain users to remain competitive;

•	If we fail to procure content from content providers upon terms acceptable to us, our business may be materially and adversely affected;

•	If our efforts to retain members and attract new members are not successful, our business and results of operations will be materially and adversely affected;

•

If we fail to retain existing or attract new advertising customers to advertise on our platform, maintain and increase our wallet share of advertising budget or if we are unable to collect accounts receivable in a timely manner, our financial condition and results of operations may be materially and adversely affected;

•

We operate in a capital intensive industry and require a significant amount of cash to fund our operations, content acquisitions and technology investments. If we cannot obtain sufficient capital, our business, financial condition and prospects may be materially and adversely affected;

•	The success of our business depends on our ability to maintain and enhance our brand;

•

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

•	Our overseas operations may not be successful and may be adversely affected by legal, regulatory, political and economic risks; and

•

We may be the subject of detrimental conduct by third parties, including complaints to regulatory agencies and the public dissemination of malicious assessments of our business, which could have a negative impact on our reputation and cause us to lose market share, users, advertisers and revenues, and adversely affect the price of our ADSs.

Risks Related to Our Relationship with Baidu

Risks and uncertainties related to our relationship with Baidu include, but are not limited to, the following:

•	We have limited experience operating as a stand-alone public company;

•	We may have conflicts of interest with Baidu and, because of Baidu’s controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us;

•

Our agreements with Baidu may be less favorable to us than similar agreements negotiated with unaffiliated third parties. In particular, our master business cooperation agreement with Baidu limits the scope of business that we are allowed to conduct;

•

If our collaboration with Baidu is terminated or curtailed, or if we are no longer able to benefit from the synergies of our business cooperation with Baidu, our business may be adversely affected; and

•	Baidu will control the outcome of shareholder actions in our company.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•

If the PRC government finds that the agreements that establish the structure for operating certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations;

•

We rely on contractual arrangements with our consolidated affiliated entities and their shareholders for our business operations, which may not be as effective as direct ownership in providing operational control;

•

Any failure by our consolidated affiliated entities or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business;

•	The shareholders of our consolidated affiliated entities may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition; and

•

Contractual arrangements in relation to our consolidated affiliated entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated affiliated entities owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Risks Related to Doing Business in the People’s Republic of China

We are also subject to risks and uncertainties related to doing business in the People’s Republic of China in general, including, but are not limited to, the following:

•

The audit report incorporated by reference in this prospectus is prepared by an auditor who is not inspected by the U.S. Public Company Accounting Oversight Board, and as such, our investors are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments due to political tensions between the United States and China may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ADSs;

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations;

•	Uncertainties with respect to the PRC legal system could adversely affect us;

•

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us and any tax we are required to pay could have a material and adverse effect on our ability to conduct our business; and

•

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us to make loans to or make additional capital contributions to our PRC subsidiaries and consolidated affiliated entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to Our Business and Industry

We have been and may again be subject to legal proceedings, claims and investigations in the ordinary course of business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations and financial condition.

We are subject to various legal proceedings, claims and government investigations that have arisen in the ordinary course of business and have not yet been fully resolved. New legal proceedings, claims and investigations may arise in the future. The existence of litigation, claims, investigations and proceedings may harm our reputation, business and adversely affect the trading price of our ADSs.

Starting in April 2020, we and certain of our current and former officers and directors were named as defendants in putative securities class actions filed in federal court, captioned Lee v. iQIYI, Inc. et al., No. 1: 2020-cv-0183 (U.S. District Court for the Eastern District of New York, filed April 16, 2020) (the “Lee Case”); Shiferaw v. iQIYI, Inc. et al., No. 1: 2020-cv-03115 (U.S. District Court for the Southern District of New York, filed April 17, 2020) (the “Shiferaw Case”); Jenkins v. iQIYI, Inc. et al., No. 4:20-cv-02882 (U.S. District Court for the Northern District of California, filed April 27, 2020) (the “Jenkins Case”); and Le Rivage LLC v. iQIYI, Inc. et al., No. 1:20-cv-02653 (U.S. District Court for the Eastern District of New York, filed June 15, 2020) (the “Le Rivage Case”). All of these cases were purportedly brought on behalf of a class of persons who allegedly suffered damages as a result of alleged misstatements and omissions in the Company’s public disclosure documents. On June 15, 2020, the Shiferaw Case was voluntarily dismissed by plaintiffs. On July 6, 2020, the court granted our motion to transfer the Jenkins Case to the U.S. District Court for the Eastern District of New York. The Lee Case, Jenkins Case, and Le Rivage Case remain in their preliminary stages. Regardless of the merit of particular claims, legal proceedings and investigations may result in reputational harm, be expensive, time consuming, disruptive to our operations and distracting to management. In the event we do not prevail or we enter into settlement arrangements in any of these proceedings or investigations, we may incur significant expenses which may materially adversely affect our results of operations.

The SEC’s Division of Enforcement is seeking the production of certain financial and operating records dating from January 1, 2018, as well as documents related to certain acquisitions and investments that were identified in the Wolfpack Report. We are cooperating with the SEC, and we cannot predict the duration, outcome, or impact of the SEC investigation.

In addition, we are subject to legal proceedings in the ordinary course of business. We have been involved in litigation based on allegations of infringement of third-party copyright, including information network dissemination rights, and other rights, due to the content available on our platform. We have been subject to lawsuits in China for alleged unfair competition in connection with our platform. We may also face litigation or administrative actions for defamation, negligence, copyright and trademark infringement, or other purported injuries resulting from the content we provide or the nature of our services.

We were subject to a total of 1,199 lawsuits in China for alleged copyright infringement between January 1, 2017 and December 31, 2019, in connection with our platform. Approximately 81.4% of the lawsuits filed from January 1, 2017 through December 31, 2019 in connection with the iQIYI platform were rejected by relevant PRC courts, withdrawn by the plaintiffs or settled by the parties. As of December 31, 2019, a total of 227 lawsuits against us in connection with our platform were pending, with the aggregate amount of damages sought under these pending cases being RMB247.9 million (US$36.5 million).

The outcome of legal proceedings and investigations is inherently uncertain. If one or more legal matters were resolved against us or an indemnified third party in a reporting period for amounts in excess of management’s expectations, our financial condition and operating results for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against us that could materially adversely affect our financial condition and operating results.

We have significant working capital requirements and have historically experienced working capital deficits. If we continue to experience such working capital deficits in the future, our business, liquidity, financial condition and results of operations may be materially and adversely affected.

As a result of changes in our funding position and operating assets and liabilities, we had a working capital deficit (defined as total current assets deducted by total current liabilities) of RMB4,940.0 million (US$727.6 million) as of September 30, 2020. We have achieved a working capital surplus as of December 31, 2018 and December 31, 2019. There is no assurance that we will generate the sufficient net income or operating cash flows to meet our working capital requirements and repay our liabilities as they become due in the future due to a variety of factors. We plan to take actions in order to address our working capital deficit, including prudently manage our working capital, and raise additional equity or debt financing on terms that are acceptable to us. There can be no assurance, however, that we will be able to successfully take any of these actions in a timely manner. Our inability to take these actions as and when necessary could materially adversely affect our liquidity, results of operations, financial condition and ability to operate.

Increasing focus with respect to environmental, social and governance matters may impose additional costs on us or expose us to additional risks. Failure to adapt to or comply with the evolving expectations and standards on environmental, social and governance matters from investors and the PRC government may adversely affect our business, financial condition and results of operation.

The PRC government and public advocacy groups have been increasingly focused on environment, social and governance (“ESG”) issues in recent years, making our business more sensitive to ESG issues and changes in governmental policies and laws and regulations associated with environment protection and other ESG-related matters. Investor advocacy groups, certain institutional investors, investment funds, and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. Regardless of the industry, increased focus from investors and the PRC government on ESG and similar matters may hinder access to capital, as investors may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. Any ESG concern or issue could increase our regulatory compliance costs. If we do not adapt to or comply with the evolving expectations and standards on ESG matters from investors and the PRC government or are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, we may suffer from reputational damage and the business, financial condition, and the price of our ADSs could be materially and adversely effected.

Any lack of requisite permits for any of our internet video and other content or any of our business may expose us to regulatory sanctions.

In 2009, the State Administration of Radio, Film and Television, or SARFT, released a Notice on Strengthening the Administration of Online Audio/Video Program Content. This notice reiterated, among other things, that all films and television shows released or published online must be in compliance with relevant regulations on the administration of radio, film and television. In other words, these films and television shows, whether produced in the PRC or overseas, must be pre-approved by SARFT, the authority of which is currently exercised by the National Radio and Television Administration, or the NRTA and the State Film Bureau, or the SFB, and distributors of these films and television shows must obtain an applicable permit before releasing them. In September 2014, the SAPPRFT, which replaced SARFT, reiterated that all the foreign TV dramas and films published to the public via internet must obtain their respective permit. In addition, all the foreign TV dramas and films published to the public via internet by competent license holders must be registered with the SAPPRFT before March 31, 2015 and all un-registered TV dramas and films will be prohibited from broadcasting via internet from April 1, 2015. In addition, online games are also subject to approval by the SAPPRFT, the authority of which is currently exercised by the State Administration of Press and Publication, or the SAPP, and approval by or filing with the Ministry of Culture. As mentioned in the news reports, between March and December 2018, such approval or filing of domestic online games were suspended, which may have been due to the institutional restructuring of game approval authorities involving the Ministry of Culture and Tourism and the SAPPRFT, and we can not apply for such approval or filing during this period. Such suspension caused significant delays in the introduction of new games in the Chinese market.

In terms of licensed third-party content published or online games distributed jointly with third parties, we obtain and rely on written representations from content providers and third-party operators regarding the NRTA, SFB, SAPP and other approval and filing status of these content and online games, and, to a lesser extent, require content providers and third-party operators to produce evidence demonstrating that they and the licensed content or the online games have received all requisite permits and approvals. We also import some foreign TV dramas and films and apply for the permits for and register such contents with the competent authorities by ourselves. However, we cannot assure you that our monitoring procedures with respect to licensed content and online games are fully adequate, and we cannot guarantee that the remedies provided by these content providers, if any, will be sufficient to compensate us for potential regulatory sanctions imposed by the NRTA, SFB or SAPP due to violations of the approval and permit requirements and for the foreign TV dramas and movies imported by us, we cannot assure you that we will be able to obtain the permits for or register such contents with the competent authorities in a timely manner or at all. Nor can we ensure that any such sanctions will not adversely affect either the general availability of video, online games or other content on our platform or our reputation. In addition, such risks may persist due to ambiguities and uncertainties relating to the implementation and enforcement of this notice. Although we have internal content monitoring procedures in place to review our procured content, we face risks of termination of permits and approvals, contractual misrepresentations and failure to honor representations or indemnify us against any claims or costs by content providers.

We have obtained the Value-added Telecommunications Business Operation License for information services via internet, or ICP License, the Permit for Internet Audio-Video Program Service, the Network Culture Business Permit, the Permit for Internet Drug Information Service, and other relevant permits required for operating our business. However, we have not obtained and are in the process of applying for or upgrading and expanding certain approvals or permits which are required or may be required for our operation of businesses. For example, we have not obtained and are planning to apply for the Permit for Internet News Information Service to publish current political news on our platform or disseminate such news through the internet. Beijing iQIYI has not obtained and is in the process of applying for the Internet Publishing Service License in relation to our online games, comics and online literature operation. We also have not obtained and are in the process of applying for adding and amending certain service items for our Permit for Internet Audio-Video Program Service, such as forwarding the audio-video programs uploaded by the users, rebroadcasting radio and TV channels, displaying current political audio-video news programs and providing video and audio live broadcasting of cultural activities, sports events and other activities organized by the general social groups. We are also planning to apply for adding online performances for the Network Culture Business of Beijing iQIYI and adding electronic data interchange as a permitted business for our Value-added Telecommunications Business Operation License. We are also filing several HTML5 online games operated by us with the Ministry of Culture. Although we are planning to apply or in the process of applying for such licenses and we maintain regular oral communication with relevant regulatory authorities, which have not objected to the operations of our business in question, if we fail to obtain, maintain or renew such licenses, or obtain any additional licenses and permits or make any records or filings required by new laws, regulations or executive orders required for our new business in a timely manner or at all, we could be subject to liabilities or penalties, and our operations could be adversely affected.

In addition, new laws and regulations may be adopted from time to time to address new issues that come to the authorities’ attention, which may require us to obtain new license and permits, or take certain actions that may adversely affect our business operations. For example, we have recently voluntarily taken down certain online advertisements on our platform due to tightened regulations on online advertisements.

As the industry that we operate in is still evolving in China, new laws and regulations may be adopted from time to time to require additional licenses and permits other than those we currently have, and to address new issues that arise from time to time. We may not timely obtain or maintain all the required licenses or approvals or make all the necessary filings in the future. Nor can we assure you that we will be able to timely address all the change in policy, failure of which may subject us to liabilities or penalties, and our operations could be adversely affected.

Risks Related to Our Corporate Structure

If the chops of our PRC subsidiaries and our VIEs are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries and VIEs are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Risks Related to Doing Business in the People’s Republic of China

The audit reports included in our annual reports on Form 20-F filed with the SEC are prepared by an auditor who is not inspected by the U.S. Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ADSs.

Our auditor is registered with the Public Company Accounting Oversight Board (United States), or the PCAOB. Pursuant to laws in the United States, the PCAOB has authority to conduct regular inspections over independent registered public accounting firms registered with the PCAOB to assess their compliance with the applicable professional standards. Our auditor is also located in China, a jurisdiction which does not allow the PCAOB to conduct inspections without the approval of the Chinese authorities. As a result, we understand that our auditor is not currently inspected by the PCAOB.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission, or CSRC, and the PRC Ministry of Finance, which established a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC. The PCAOB continued to discuss with the CSRC and the PRC Ministry of Finance on joint inspections in the PRC of PCAOB-registered audit firms that provide auditing services to Chinese companies that trade on U.S. stock exchanges.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risks of insufficient disclosures from companies in many emerging markets, including China, compared to those from U.S. domestic companies. In discussing the specific issues related to these risks, the statement again highlighted the PCAOB’s inability to inspect audit work and practices of accounting firms in

China with respect to U.S. reporting companies. On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or the PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms. On August 6, 2020, the PWG released the report. In particular, with respect to jurisdictions that do not grant the PCAOB sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommended that enhanced listing standards be applied to companies from NCJs for seeking initial listing and remaining listed on U.S. stock exchanges. Under the enhanced listing standards, if the PCAOB does not have access to work papers of the principal audit firm located in a NCJ for the audit of a U.S.-listed company as a result of governmental restrictions, the U.S.-listed company may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines that it has sufficient access to the firm’s audit work papers and practices to inspect the co-audit. The report recommended a transition period until January 1, 2022 before the new listing standards apply to companies already listed on U.S. stock exchanges. Under the PWG recommendations, if we fail to meet the enhanced listing standards before January 1, 2022, we could face de-listing from the Nasdaq Global Select Market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate our ADS trading in the United States. There were recent media reports about the SEC’s proposed rulemaking in this regard. It is uncertain whether the PWG recommendations will be adopted, in whole or in part, and the impact of any new rule on us cannot be estimated at this time.

This lack of the PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, on May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. It will be presented to the president of the United States for signing into law within the same month. In essence, the Act requires the SEC to prohibit foreign companies from having its securities traded on U.S. securities exchanges or “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of Act and any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, the market price of our ADSs could be materially adversely affected, and our ADSs could be delisted if we are unable to meet the PCAOB inspection requirement in time.

Uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft Anti-Monopoly Guidelines for Platform Economy and draft Personal Information Protection Law and how it may impact our business operations.

In November 2020, the State Administration for Market Regulation, or the SAMR, published for comments the draft Guidelines to Anti-Monopoly in the Field of Platform Economy, or the Draft Anti-Monopoly Guidelines for Platform Economy. The Draft Anti-Monopoly Guidelines for Platform Economy provides operational standards and guidelines to be applied in identifying certain monopolistic acts of internet platforms which are prohibited to restrict unfair competition and safeguard users’ interests, including without limitation, prohibiting personalized pricing using big data and analytics, selling products below cost without reasonable causes, actions or arrangements seen as exclusivity arrangements, using technology means to block competitors’ interface, using bundle services to sell services or products. In addition, internet platforms’ compulsory collection of user data may be viewed as abuse of dominant market position that may have the effect to eliminate or restrict competition. The Draft Anti-Monopoly Guidelines for Platform Economy further emphasizes that concentration of undertakings with the VIE structure will also be subject to the SAMR’s anti-monopoly review if the thresholds for notification are met. The SAMR is currently soliciting comments on this draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. In October 2020, the Standing Committee of the National People’s Congress officially released the draft for the first reading of the Personal Information Protection Law, or the Draft Personal Information Protection Law. The Draft Personal Information Protection Law provides the basic regime for personal information protection, including without limitation, stipulating an expanded definition of personal information, providing a long-arm jurisdiction in cross-border scenarios, emphasizing individual rights, and prohibiting rampant infringement of personal information, such as stealing, selling, or secretly collecting personal information. If the Draft Anti-Monopoly Guidelines for Platform Economy or the Draft Personal Information Protection Law is promulgated as an effective regulation in the future, we cannot assure you that our business operations will comply with such regulation in all respects and we may be ordered to terminate certain of our business operations that are deemed illegal by the regulatory authorities and become subject to fines and/or other sanctions.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Risks Related to this Offering, our Class A ordinary shares and our ADSs

Techniques employed by short sellers may drive down the market price of our ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. See “Our Company—Legal Proceedings” for more information about the Wolfpack short seller report, including the related SEC investigation and class action lawsuits. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ADSs could be greatly reduced or rendered worthless.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and (v) certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer whose securities are listed on the Nasdaq Global Select Market, we are permitted to follow certain home country corporate governance practices in lieu of the requirements of the Nasdaq Rules pursuant to Nasdaq Rule 5615(a)(3), which provides for such exemption to compliance with the Nasdaq Rule 5600 Series. We rely on the exemption available to foreign private issuers for the requirement under Nasdaq Rule 5605(c)(2)(A)(i) that each member of the audit committee must be an independent director as defined under Nasdaq Rule 5605(a)(2). Mr. Herman Yu, who is a member of our audit committee and is a non-voting member of our audit committee, is not an independent director as defined under Nasdaq Rule 5605(a)(2). In addition, in lieu of the requirements of Rule 5635(c) of the Nasdaq Rules that shareholder approval be required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, we elect to follow our home country practices with respect to the composition of our board of directors and approval for adoption and material amendment to our equity-based compensation plans. If we continue to rely on these and other exemptions available to foreign private issuers in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. In addition, we follow home country practice with respect to annual shareholders meetings and did not hold an annual meeting of shareholders in 2019. Furthermore, as a result of our use of the “controlled company” exemptions, our investors will not have the same protection afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Law (as amended) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into 100,000,000,000 shares comprising of (i) 94,000,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 5,000,000,000 Class B ordinary shares of a par value of US$0.00001 each and (iii) 1,000,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with the ninth amended and restated memorandum and articles of association of our company.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our company will issue only non-negotiable shares, and will not issue bearer or negotiable shares.

Register of Members. Under Cayman Islands law, we must keep a register of members and there should be entered therein:

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the names and addresses of the members, a statement of the shares held by each member, of the amount paid or agreed to be considered as paid, on the shares of each member and whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors (provided always that dividends may be declared and paid only out of funds legally available therefor, namely out of either profit, retained earnings or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business).

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares (and a further class of authorized but undesignated shares). Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends (subject to the ability of the board of directors, under our current memorandum and articles of association, to determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and to settle all questions concerning such distribution (including fixing the value of such assets, determining that cash payment shall be made to some shareholders in lieu of specific assets and vesting any such specific assets in trustees on such terms as the directors think fit)) and other capital distributions.

Conversion. Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances.

Voting Rights. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to ten votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

Walkers (Hong Kong), our counsel as to Cayman Islands law, has advised that such voting structure is in compliance with current Cayman Islands law as in general terms, a company and its shareholders are free to provide in the articles of association for such rights as they consider appropriate, subject to such rights not being contrary to any provision of the Companies Law and not inconsistent with common law.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of no less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

However, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

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a fee of such maximum sum as the Nasdaq Global Select Market may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to the Company in respect thereof; and

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares or, on a winding up, with the sanction of a special resolution of the Company and any other sanction required by the Companies Law), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares in proportion to the par value of the shares held by them (subject to, on a winding up where the assets available for distribution amongst the shareholders of the Company shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, a deduction from ordinary shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise). If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. We are a “limited liability” company registered under the Companies Law, and under the Companies Law, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our current memorandum of association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares (together with any interests which may have accrued). The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than shares held as treasury shares, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any such class may (subject to any rights or restrictions for the time being attached to any class of share) only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

General Meetings of Shareholders and Shareholder Proposals. As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our current memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors or our chairman. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders holding shares in our Company which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in our Company in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our current memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit of such requisition carry the right to vote at general meetings of the Company, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our current memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

•	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•

sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Exempted Company. We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not required to be open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Registered Office and Objects

Our registered office in the Cayman Islands is located at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands.

Board of Directors

Our board of directors consists of eight directors. Baidu Holdings has the right to appoint a majority of our directors as long as Baidu Holdings and its affiliates hold no less than 50% of the voting power of our Company. In addition, some of our directors are also senior management of Baidu. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested provided (i) such director, if his interest in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice and (ii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

We have a compensation committee that assists the board in reviewing and approving the compensation structure and form of compensation of our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the comparable provisions of the laws applicable to companies incorporated in Delaware and their shareholders.

Mergers and Similar Arrangements. The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration (among other matters) as to the solvency of the consolidated or surviving company, a statement of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would nevertheless be likely to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.

Where a scheme or contract involving the transfer of shares or any class of shares in a company to another company has, within four months after the making of the offer, been approved by the holders of not less than ninety per cent in value of the shares affected, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. Dissenting shareholders may object by filing proceedings in the Grand Court of the Cayman Islands, but such objections are unlikely to be successful where the offer has been accepted by holders of 90% in value of the shares affected unless there is evidence that shareholders have been treated in an unfair or prejudicial manner.

If an arrangement and reconstruction of a Cayman Islands company is approved by at least 90% in value of the shareholders (as described above), a dissenting shareholder would have no rights comparable to the appraisal rights which it would have if the company in question were a Delaware corporation (being the right to receive payment in cash for the judicially determined value of its shares).

Shareholders’ Suits. In the ordinary course, litigation brought in the name of the company must be brought by the company acting by its board, such that shareholders cannot sue in the name of the company. However, in certain circumstances (including where the alleged wrongdoer is in control of the company), shareholders in Cayman Islands companies may cause proceedings to be brought derivatively for and on behalf of the company against third parties, including the company’s directors.

Indemnification of Directors and Executive Officers and Limitation of Liability. The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes duties to the company including the following: a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care and the test in the Cayman Islands against which that duty is measured is both objective and subjective.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to table resolutions at a general meeting. However, these rights may be provided in a company’s articles of association. Our current memorandum and articles of association provides that, on the requisition of shareholders holding shares representing in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit of such requisition carry the right to vote at general meetings of the Company, the board shall convene an extraordinary general meeting. However, our current memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Appointment of Directors. For so long as Baidu Holdings and its affiliates collectively hold no less than 50% of the voting power of the Company, Baidu Holdings shall be entitled to appoint, remove and replace a majority of the directors.

The board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors, appoint any person as a director, to fill a casual vacancy on the board of directors that is not a Baidu Holdings appointed director or as an addition to the existing board of directors. A vacancy on the board of directors created by the removal of a non-Baidu Holdings appointed director may be filled by way of an ordinary resolution of the Company’s shareholders or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors.

Each director whose term of office expires shall be eligible for re-election at a meeting of the Company’s shareholders or re-appointment by the board of directors.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current memorandum and articles of association, directors not appointed by Baidu Holdings may be removed by ordinary resolution of our shareholders or pursuant to an existing written agreement between the director and the Company.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up either voluntarily or compulsorily. A company may be wound up by the Grand Court of the Cayman Islands for a number of reasons, including: (i) the company has passed a special resolution requiring the company to be wound up by the Grand Court; (ii) the company is unable to pay its debts; and (iii) the Grand Court is of opinion that it is just and equitable that the company should be wound up.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our current articles of association, we may only materially adversely vary the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class of share) with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Law, our memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by our current memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares. Under our current memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years:

Convertible Notes

In January 2017, we issued and sold in the aggregate US$1.53 billion of convertible notes to Baidu Holdings, Harvest Rewards Fund LP, Eastone International Co., Ltd, Gorgeous Rainbow Limited, HH RSV-V Holdings Limited, Honey Best Limited, Madrone Opportunity Fund, L.P., Xiang He Fund I, L.P., VMS Video Holdings Limited, IDG Infinity Financial Limited, Run Liang Tai (Hong Kong) Investment Company Limited, SCC Growth IV Holdco A, Ltd. and Silverlink Capital LP.

In December 2018, we completed an offering of US$750 million in aggregate principal amount of convertible senior notes due 2023, or the 2023 Notes. The 2023 Notes have been offered in the United States to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The initial conversion rate of the 2023 Notes is 37.1830 ADSs per US$1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately US$26.89 per ADS and represents a conversion premium of approximately 40% above the closing price of the ADSs on November 29, 2018, which was US$19.21 per ADS). The conversion rate for the 2023 Notes is subject to adjustment upon the occurrence of certain events. The 2023 Notes will bear interest at a rate of 3.75% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2019. The 2023 Notes will mature on December 1, 2023, unless previously repurchased, redeemed or converted in accordance with their terms prior to such date. The holders may require us to repurchase all or portion of the Notes for cash on December 1, 2021, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. In connection with the offering of the 2023 Notes, we have entered into capped call transactions with certain counterparties, where we purchased capped call options at the price of US$67.5 million. The cap price of the capped call transactions is initially US$38.42 per ADS and is subject to adjustment under the terms of the capped call transactions.

In March 2019, we completed an offering of US$1.2 billion in aggregate principal amount of convertible senior notes due 2025, or the 2025 Notes. The 2025 Notes have been offered in the United States to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The initial conversion rate of the 2025 Notes is 33.0003 ADSs per US$1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately US$30.30 per ADS and represents a conversion premium of 32.5% above the closing price of our ADSs on March 26, 2019, which was US$22.87 per ADS). The conversion rate for the 2025 Notes is subject to adjustment upon the occurrence of certain events. The 2025 Notes will bear interest at a rate of 2.00% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019. The 2025 Notes will mature on April 1, 2025, unless previously repurchased, redeemed or converted in accordance with their terms prior to such date. The holders may require us to repurchase all or portion of the Notes for cash on April 1, 2023, or upon a fundamental change, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. In connection with the offering of the 2025 Notes, we have entered into capped call transactions with certain counterparties, where we purchased capped call options at the price of US$84.5 million. The cap price of the capped call transactions is initially US$40.02 per ADS and is subject to adjustment under the terms of the capped call transactions.

Ordinary shares

On February 2, 2018, we issued 7,500,251 ordinary shares to Cannes Ventures Limited pursuant to the exercise of certain options.

On April 3, 2018, at the closing of our initial public offering, we issued and sold a total of 875,000,000 Class A ordinary shares, represented by ADSs at a public offering price of US$18.00 per ADS. On April 30, 2018, we issued and sold an additional 67,525,675 Class A ordinary shares, represented by ADSs at US$18.00 per ADS, at the closing of the option to purchase additional ADSs exercised by the underwriters of our initial public offering.

On April 12, 2018, we issued an aggregate of 36,860,691 Class B ordinary shares to Baidu Holdings pursuant to a share purchase agreement we entered into with Baidu Holdings in February 2018.

On September 24, 2018, we issued 399,083,573 Class A ordinary shares to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards under the 2010 Equity Incentive Plan and the 2017 Share Incentive Plan. As of December 31, 2019, a total of 321,825,406 Class A ordinary shares are deemed issued but not outstanding as they have not been transferred to grantees.

On August 19, 2019 and August 14, 2020, we issued 11,888,853 and 10,917,811 restricted Class A ordinary shares, respectively, to certain key employees in relation to the acquisition of Skymoons. As of the date of this prospectus supplement, all of these restricted Class A ordinary shares have been transferred to the respective grantees, while 14,880,762 of them are contingent on the continued employment of grantees.

Preferred Shares

In October 2017, we issued an aggregate of 1,014,436,019 Series G preferred shares to Baidu Holdings, Harvest Rewards Fund LP, Eastone International Co., Ltd, Gorgeous Rainbow Limited, HH RSV-V Holdings Limited, Honey Best Limited, Madrone Opportunity Fund, L.P., Xiang He Fund I, L.P., VMS Video Holdings Limited, IDG Infinity Financial Limited, Run Liang Tai (Hong Kong) Investment Company Limited, SCC Growth IV Holdco A, Ltd. and Silverlink Capital LP upon the conversion of the convertible notes described in the preceding paragraph. All preferred shares were converted into ordinary shares upon the closing of our initial public offering on April 3, 2018.

Option and Restricted Share Unit Grants

We have granted options to purchase our ordinary shares and restricted share units to certain of our directors, executive officer, employees and employees of Baidu under our 2010 Plan and 2017 Plan, for their past and future services. See “Item 6. Directors, Senior Management and Employees—B. Compensation of Directors and Executive Officers—Share Incentive Plans.” in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference.

Shareholders Agreements and Registration Rights

We entered into our sixth amended and restated shareholders agreement on October 26, 2017 with our then-existing shareholders. This shareholders agreement terminated upon consummation of our initial public offering other than provisions with respect to registration rights granted to our then-existing shareholders. Set forth below is a description of the registration rights granted under the agreement.

Demand Registration Rights. At any time after the earlier of (i) the four-year period following the date of the shareholders agreement or (ii) 180 days after the effective date of the registration statement for a public offering, holders of at least 30% of the registrable securities then outstanding, or Existing Initiating Holders, holders of at least 30% of the registrable securities issued or issuable upon conversion of the Series F preferred shares then outstanding, or Series F Initiating Holders, and holders of at least 30% of the registrable securities issued or issuable upon conversion of the Series G preferred shares then outstanding, or Series G Initiating Holders, have the right to demand that we file a registration statement covering the registration of any registrable securities of such holders. We have the right to defer filing of a registration statement for a period of not more than 90 days after the receipt of the request of the initiating holders under certain conditions, but we cannot exercise the deferral right more than once in any twelve-month period and we cannot register any other share during such twelve-month period. We are not obligated to effect a demand registration if we have, within the six-month period prior to the date of a demand registration request, already effected a registration. We are not obligated to effect more than four demand registrations initiated by the Existing Initiating Holders, more than two demand registrations initiated by the Series F Initiating Holders, or more than two demand registrations initiated by the Series G Initiating Holders, other than demand registration to be effected pursuant to registration statement on Form F-3, for which an unlimited number of demand registrations shall be permitted.

Piggyback Registration Rights. If we propose to file a registration statement for a public offering of our securities, we must offer holders of our registrable securities an opportunity to include in the registration the number of registrable securities of the same class or series as those proposed to be registered. If the managing underwriters of any underwritten offering determine in its view the number of registrable securities exceeds the maximum offering size, the registrable securities shall allocate first to us, second to each of holders requesting for the inclusion of their registrable securities pursuant to the piggyback registration, and third to holders of our other securities with such priorities among them as we shall determine.

Form F-3 Registration Rights. Any of the Existing Initiating Holders, Series F Initiating Holders and Series G Initiating Holders may request us in writing to file an unlimited number of registration statements on Form F-3. Promptly after receiving such request, we shall give written notice of the proposed registration and within 20 days of such notice, we shall effect the registration of the securities on Form F-3.

Expenses of Registration. We will bear all registration expenses, other than underwriting discounts and selling commissions incurred in connection with any demand, piggyback or F-3 registration.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

JPMorgan Chase Bank, N.A, as depositary, will issue the ADSs which may be offered from time to time under this prospectus. Each ADS will represent an ownership interest in a designated number of shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. Each ADS will also represent any securities, cash or other property deposited with by the depositary but which they have not been distributed directly to you. Unless certificated ADSs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY, 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement and form of ADR have been filed with the SEC as exhibits to our annual report on Form 20-F (File No. 001-38431).

Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

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Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

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Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to Receive Additional Shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

•	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

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if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

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Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine any distribution or action that is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. Shares deposited with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights at a meeting of holders of shares,

•	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act in respect of other matters

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receiving notice from us of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided that no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct or, subject to the next sentence, will be deemed to instruct, the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. To the extent we have provided the depositary with at least 45 days’ notice of a proposed meeting, if voting instructions are not timely received by the depositary from any holder, such holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the shares represented by their ADSs as desired, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (a) if we inform the depositary in writing (and we agree to provide the depositary with such information promptly in writing) that (i) we do not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of shares and (b) unless, with respect to such meeting, the depositary has been provided with an opinion of our Cayman Islands counsel as agreed with such counsel, in form and substance satisfactory to the depositary, to the effect that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands solely by reason of grant, (b) the granting of such proxy will not result in a violation of Cayman Islands law, rule, regulation or permit applicable to our company and (c) any ruling given in accordance with the deposit agreement in respect of the voting arrangement and deemed instruction as contemplated under the deposit agreement will be given effect by the courts of the Cayman Islands.

Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

We have advised the depositary that under the laws of the Cayman Islands and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded by the chairman or one or more shareholders present in person or by proxy entitled to vote. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs.

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Further, we are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers and, accordingly, file certain reports with the SEC. All information filed with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are canceled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, canceled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to US$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

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an aggregate fee of US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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a fee for reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of the depositary’s agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charge shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

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in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancelation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary. and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancelation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder’s name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancelation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. Neither we nor the depositary nor any such agent will be liable if:

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any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or other circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•

it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

•

it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People’s Republic of China law, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADR or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners therein on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or the company directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of securities of our company and affiliates and in ADRs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancelation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary or, in the case of the issuance book portion of the ADR register, when reasonably requested by us solely in order to enable us to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•

appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof. Governing Law and Jurisdiction

The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	any other terms of the debt securities.

General

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities with the same CUSIP, ISIN or other identifying number as outstanding debt securities issued hereunder unless the additional debt securities are fungible with such outstanding debt securities for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Additional Amounts

All payments of principal, premium and interest made by or on behalf of us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the British Virgin Islands, Cayman Islands, Hong Kong, the PRC or any jurisdiction where we or our paying agent are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i) in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii) in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii) in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv) in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

(v) in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(vi) to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii) any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

(ix) any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 10 business days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officers’ certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officers’ certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officers’ certificate. The trustee and each paying agent shall be entitled to rely on the fact that any officers’ certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss, liability or reasonably incurred expense without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officers’ certificate furnished pursuant to this paragraph or on the fact that any officers’ certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us or its paying agent is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Tax Redemption

Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon written notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became a successor to us pursuant to the applicable provisions of the indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction is not a reasonable measure for purposes of this section.

Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of external legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officers’ certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it. The trustee shall be entitled to rely conclusively upon such certificate and opinion as sufficient evidence of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders.

Notice of redemption of debt securities as provided above shall be given to the holders not less than 30 nor more than 60 days prior to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we or any such successor Person to us would be required to pay Additional Amounts if a payment in respect of such debt securities was then due. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of the debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Open Market Purchases

We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture contains provisions permitting us and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of such debt securities. We and the trustee may not, however, without the consent of each holder of the debt securities of the applicable series affected thereby:

(i) change the Stated Maturity of any debt security;

(ii) reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt security;

(iii) change any obligation of ours to pay Additional Amounts with respect to any debt security;

(iv) change the currency of payment of the principal of, premium (if any) or interest on any debt security;

(v) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

(vi) impair the right to institute suit for the enforcement of any payment due on or with respect to any debt security;

(vii) reduce the above stated percentage of outstanding debt securities necessary to modify or amend the indenture;

(viii) reduce the percentage of the aggregate principal amount of outstanding debt securities of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(ix) modify the provisions of the indenture with respect to modification and waiver;

(x) amend, change or modify any provision of the indenture or the related definition affecting the ranking of any series of debt securities in a manner which adversely affects the holders of such debt securities; or

(xi) reduce the amount of the premium payable upon the redemption or repurchase of any series of debt securities or change the time at which any series of debt securities may be redeemed or repurchased as described above under “—Tax Redemption” or as described in the applicable prospectus supplement.

The holders of not less than a majority in principal amount of the debt securities of any series then outstanding may on behalf of all holders of the debt securities of that series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of that series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities. Any instrument given by or on behalf of any holder of a debt security of that series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.

Notwithstanding the foregoing, without the consent of any holder of the securities, we and the trustee may amend the indenture and the relevant debt securities to, among other things:

(i) cure any ambiguity, omission, defect or inconsistency contained in the indenture or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders;

(ii) evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the debt securities of one or more series and in this indenture or any supplemental indenture;

(iii) comply with the rules of any applicable depositary;

(iv) secure any series of debt securities;

(v) add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the debt securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(vi) make any change in any series of debt securities that does not adversely affect the legal rights under the indenture of any holder of such debt securities in any material respect;

(vii) evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii) conform the text of the indenture or any series of the debt securities to any provision of this “Description of Debt Securities” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or such series of the debt securities as evidenced by an officers’ certificate;

(ix) make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of any series of the debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in any series of the debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

(x) change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(xi) make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

(xii) add guarantors or co-obligors with respect to any series of debt securities; and

(xiii) establish the form and terms of debt securities of any series as permitted under the indenture, or to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

(i) any Person formed by such consolidation or into which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, Cayman Islands or Hong Kong and such Person expressly assumes by indentures supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) we have delivered to the trustee an officers’ certificate and an opinion of external legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indentures comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Payments for Consent

We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Under the terms of the indenture, each of the following constitutes an Event of Default for a series of debt securities unless, as otherwise stated in the applicable prospectus supplement, it is either inapplicable to a particular series or it is specifically deleted or modified:

(i) failure to pay principal or premium in respect of any debt securities of that series by the due date for such payment (whether at Stated Maturity or upon acceleration, repurchase, redemption or otherwise);

(ii) failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

(iii) we default in the performance of or breach our obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv) we default in the performance of or breach any covenant or agreement in the indenture or under the debt securities of that series (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series;

(v) (1) there occurs with respect to any of our indebtedness or indebtedness of any of our “significant subsidiaries,” as defined in Article 1, Rule 1-02 of Regulation S-K, whether such indebtedness now exists or shall hereafter be created, (A) an event of default that has resulted in the holder thereof declaring the principal of such indebtedness to be due and payable prior to its stated maturity or (B) a failure to make a payment of principal, interest or premium when due (after giving effect to the expiration of any applicable grace period therefor, a “Payment Default”) and (2) the outstanding principal amount of such indebtedness, together with the outstanding principal amount of any other indebtedness of such Persons under which there has been a Payment Default or the maturity of which has been so accelerated, is equal to or exceeds US$60,000,000, and in each case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, with 30 days;

(vi) one or more final judgments or orders for the payment of money are rendered against us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-K, and are not paid or discharged, and there is a period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons (net of any amounts that our insurance carriers have paid or agreed to pay with respect thereto under applicable policies) to exceed US$60,000,000, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(vii) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-K, in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any of our significant subsidiaries bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any of our significant subsidiaries under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our significant subsidiaries or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(viii) the commencement by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-K, of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any significant subsidiary to the entry of a decree or order for relief in respect of us or any of our significant subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any significant subsidiary, or the filing by us or any significant subsidiaries of a petition or answer or consent seeking reorganization or relief with respect to us or any of our significant subsidiaries under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any significant subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our significant subsidiaries or of any substantial part of their respective property pursuant to any such law, or the making by us or any of our significant subsidiaries of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any of our significant subsidiaries in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any of our significant subsidiaries that resolves to commence any such action;

(ix) the debt securities of that series or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the indenture; and

(x) any other event of default described in the applicable prospectus supplement.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of that series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clauses (vii) and (viii) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may declare the unpaid principal amount of such debt securities and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in clause (v) above shall occur, the declaration of acceleration of the debt securities shall be automatically annulled if the default triggering such Event of Default pursuant to clause (v) shall be remedied or cured by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-K, or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the debt securities of that series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium (if any) or interest on the debt securities of that series that became due solely because of the acceleration of the debt securities of that series, have been cured or waived. If an Event of Default in clauses (vii) or (viii) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on such debt security on or after the applicable due date specified in such debt security.

Legal Defeasance and Covenant Defeasance

The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”) except for:

(1)    the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

(2)    our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

(4)    the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings “Consolidation, Merger and Sale of Assets” and “Payments for Consents”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(1)    we must irrevocably deposit with the trustee or the paying agent, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)    in the case of Legal Defeasance, we must deliver to the trustee an opinion of external legal counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of external legal counsel will confirm that, the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, we must deliver to the trustee an opinion of external legal counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)    we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)    we must deliver to the trustee an officers’ certificate and an opinion of external legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

(1)    either:

(a)

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

(b)

all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee or the paying agent as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the paying agent for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)    no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)    we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

(4)    we have delivered irrevocable instructions to the trustee or the paying agent (as the case may be) under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we shall deliver an officers’ certificate and an opinion of external legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The trustee under the indenture is Citibank, N.A.. Pursuant to the indenture, the trustee will be designated by us as the initial paying and transfer agent and registrar for the debt securities. The corporate trust office of the trustee is currently located at 388 Greenwich Street, New York, New York 10013.

The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. The trustee in its various capacities shall in no event be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill or opportunity), whether or not foreseeable, even if the trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture or the applicable series of debt securities, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of such series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Notices

Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register.

Governing Law and Consent to Jurisdiction

The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon which process may be served in any such action.

We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in The City of New York, Hong Kong or Beijing are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Company” means iQIYI, Inc.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“holder” in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the applicable series of securities.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Stated Maturity” means, when used with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of interest is due and payable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Total Equity” as of any date, means the total equity attributable to our shareholders on a consolidated basis determined in accordance with U.S. GAAP, as shown on our consolidated balance sheet for the most recent fiscal quarter.

“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

We have been advised by Walkers (Hong Kong), our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature. We have also been advised by Walkers (Hong Kong) that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that:

•

the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that:

•

the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

•	the judgment was final and conclusive and for a liquidated sum;

•	the judgment was not obtained by fraud; and

•	the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

PRC

Jingtian & Gongcheng, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ADSs or ordinary shares.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers in negotiated sales or competitively bid transactions;

•	or through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	or negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, iQIYI, Inc. and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares represented by the ADSs will be passed upon for us by Walkers (Hong Kong). The validity of the debt securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of iQIYI, Inc. appearing in iQIYI, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2019, and the effectiveness of iQIYI, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website http://ir.iqiyi.com. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed on March 12, 2020;

•	our current report on Form 6-K with the Unaudited Interim Condensed Consolidated Financial Statements attached as Exhibit 99.1 furnished with the SEC on December 15, 2020;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•

the description of the securities contained in our registration statement on Form 8-A filed on March 16, 2018 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

iQIYI, Inc.

9/F, iQIYI Innovation Building

No. 2 Haidian North First Street, Haidian District

Beijing 100080, People’s Republic of China

Tel: +86 10 6267-7171

Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.